                                                                     EXHIBIT 2.6



                                  JANUARY 1998





                                    AGREEMENT

                          FOR THE SALE AND PURCHASE OF

                         ALL THE ISSUED SHARE CAPITAL OF

                           PRINT SERVICE HOLDING N.V.













                             Weil, Gotshal & Manges

                                    CONTENTS

SECTION                                                                                                     PAGE

SECTION 1  INTERPRETATION.....................................................................................1
SECTION 2  SALE AND PURCHASE OF THE SHARES....................................................................6
SECTION 3  CONSIDERATION......................................................................................6
SECTION 4  COMPLETION DATE....................................................................................7
SECTION 5  WARRANTIES AND LIMITATIONS.........................................................................7
SECTION 6  PRE-COMPLETION UNDERTAKINGS AND DELIVERIES AND DISSOLUTION........................................10
SECTION 7  GUARANTEE BY KM AND PM............................................................................13
SECTION 8  COMPLETION........................................................................................15
SECTION 9  GUARANTEES........................................................................................16
SECTION 11 SELLERS' INDEMNITIES..............................................................................17
SECTION 12 WITHHOLDING TAX AND GROSSING UP...................................................................23
SECTION 13 ENTIRE AGREEMENT..................................................................................23
SECTION 14 VARIATION AND JOINT AND SEVERAL LIABILITY.........................................................23
SECTION 15 ASSIGNMENT........................................................................................24
SECTION 16 CONFIDENTIALITY AND ANNOUNCEMENTS.................................................................24
SECTION 17 COSTS.............................................................................................24
SECTION 18 PARTIAL INVALIDITY................................................................................24
SECTION 19 REMEDIES AND WAIVERS..............................................................................25
SECTION 20 FURTHER ASSURANCE.................................................................................25
SECTION 21 NOTICES...........................................................................................25
SECTION 22 GOVERNING LAW AND CHOICE OF FORUM.................................................................26
SECTION 23 COUNTERPARTS......................................................................................26
           SCHEDULE 1........................................................................................28
           SCHEDULE 2........................................................................................29
             THE COMPANY AND THE SUBSIDIARIES................................................................29
           SCHEDULE 3........................................................................................40
             THE WARRANTIES..................................................................................40
    The Company and the Shares...............................................................................40
    The Subsidiaries.........................................................................................41
    Other Interests..........................................................................................41
    Ownership of Sellers.....................................................................................41
    Accounts.................................................................................................41
    Position since 30 September..............................................................................43
    Accounting and other Records.............................................................................44
    Accounting Reference Date................................................................................45
    Debts owed to the Group..................................................................................45
    Debts owed by the Group..................................................................................45
    Licences.................................................................................................46
    Compliance with Laws.....................................................................................46
    Competition and Fair Trading Laws........................................................................46
    Ownership................................................................................................47
    Possession and Third Party Facilities....................................................................47
    Adequacy of Assets.......................................................................................48
    Condition................................................................................................48
    Plant Registers..........................................................................................48
    Insurances...............................................................................................48
    Registered Rights........................................................................................49
    Charges..................................................................................................49
    Infringement.............................................................................................49
    Employee Claims..........................................................................................49
    Intellectual Property Licences...........................................................................49
    Loss of Rights...........................................................................................50
    Confidential Information.................................................................................50

    Records and Software.....................................................................................50
    Material Contracts.......................................................................................50
    Defaults.................................................................................................52
    Trading Relationships....................................................................................52
    Principal Suppliers and Customers........................................................................52
    Principal Customers......................................................................................52
    Grants...................................................................................................52
    Litigation...............................................................................................53
    Defective Products.......................................................................................53
    Employees................................................................................................53
    Compliance...............................................................................................54
    Disputes.................................................................................................54
    Incentive and Savings Schemes............................................................................54
    Payments on Termination..................................................................................54
    Effect of Sale...........................................................................................55
    Redundancy Schemes.......................................................................................55
          SCHEDULE 4.........................................................................................62
             EXCLUDED CAPITAL LEASES.........................................................................62
             SCHEDULE 5  WARRANTIES NOT SUBJECT TO DISCLOSURE................................................62

  DOCUMENTS IN THE AGREED FORM

A    Notarial deed of transfer

B    Disclosure Letter

C    Resignation letters

D    Bank Guarantee

EXHIBITS

1    Articles of Company and Subsidiaries

2    Shareholders' Registers of Company and Subsidiaries

3    Extract from Chambers of Commerce

4    TVD Report

5    Arthur Anderson Report

6    Environmental Report

THIS AGREEMENT is made on January 1998 between:

(1) THE PERSONS whose names are specified in column 1 of Schedule 1 (each a "SELLER" and together, the "SELLERS");

(2)  VIASYSTEMS B.V. a company incorporated in the Netherlands (the
     "PURCHASER");

(3) DE HEER KAREL JOSEPH MARIE MOMMERS of Negen-Novemberweg 5, 5916 LD, Venlo, the Netherlands ("KM"); and

(4) MEVROUW PETRONELLA ELIZABETH JOSEPHINA MOMMERS-LINSSEN of Bisschop Schrijnenstraat 9, 6041 XK, Roermond, the Netherlands ("PM").

(5)  VIASYSTEMS GROUP LIMITED a company incorporated in England and Wales,
     ("VGL").

WHEREAS:

(A) Print Service Holding N.V. (the "COMPANY") is a company limited by shares incorporated in the Netherlands details of which are set out in Part A of
     Schedule 2. The Sellers are together legally and beneficially entitled to all of the issued share capital of the Company and individually hold the number of shares set opposite their respective names in column 2 of
     Schedule 1; and

(B) The Sellers wish to sell and, in reliance upon (inter alia) the representations, warranties and undertakings set out in this Agreement, the Purchaser wishes to purchase all of the issued share capital of the Company for the consideration and upon the terms set out in this Agreement.

IT IS AGREED as follows:

SECTION 1     INTERPRETATION

CLAUSE 1.1    In this Agreement:

"ACCOUNTS" means the Last Accounts and the Internal Monthly Financial
Statements;

"AFFILIATE" means, in relation to any person, another person which, in relation to the specified person in question, is:

(a) directly or indirectly controlling, controlled by, or under common control with, the specified person;

(b) a body corporate or partnership in which the specified person directly or indirectly owns or holds five percent (5%) or more of any equity interest. For the purposes of this definition, "controlling", "controlled by" and "under common control with" means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a company or firm, whether through the ownership of voting securities or by contract or otherwise; and

(c) where the specified person is an individual, an individual relative of that person;

"BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in Rotterdam for the transaction of normal banking business;

"CLAIM" means any claim for breach of a Warranty;

"COMPLETION" means completion of the matters referred to in Clauses 8.2 and 8.3 of the Agreement;

"COMPLETION DATE" means the date determined for Completion in accordance with Clause 4.1;

"COSTS" means liabilities, losses, damages, costs (including reasonable legal costs) and expenses, in each case of any nature whatsoever;

"DEED OF TRANSFER" means the notarial deed of transfer of the Shares in the agreed form;

"DISCLOSURE LETTER" means the letter in the agreed form from the Sellers to the Purchaser executed and delivered immediately before the signing of this Agreement;

"ENVIRONMENTAL LAWS" shall mean and include the following, each as in existence at the Completion Date:

(i) all European Community, national or local statutes, codes, or other laws or legislation concerning Environmental Matters which are applicable to any Group Company Activity or to the Properties and all rules, regulations, ordinances, orders, notices and directives made thereunder; and

(ii)  judicial and administrative interpretation of each of the foregoing.

(iii) As far as The Netherlands is concerned the meaning of Environmental Laws includes, but is not limited to, the Environmental Control Act (Wet Milieubeheer), Law on Soil Pollution (Wet Bodembescherming) Noise Abatement Law (Wet Geluidhinder) Surface Water Pollution Law (Wet Verontreiniging Oppervlaktewateren), Nuisance Law (Hinderwet), Hazardous Substance Law (Wet Milieugevaarlijke Stoffen), and all other similar laws, rules and regulations relating to the protection of the Environment of the Netherlands;

"ENVIRONMENTAL APPROVALS" shall mean and include the permits, consents, licences and other authorisations and approvals required under the Environmental Laws to be obtained in connection with the use of the Properties or in connection with any Group Company Activity.

"ENVIRONMENTAL MATTERS" shall mean and include in relation to any Group Company Activity and the Properties all matters related to pollution or protection of the environment including noise; emissions, discharges and releases of Hazardous Substances into air, water, sewage systems and land; and the manufacture, processing, distribution, use treatment, storage, disposal, transport and handling of Hazardous Substances.

"FORMER SUBSIDIARY" any person which was an Affiliate of any Group Company at any time prior to the date hereof and is not an Affiliate at the date hereof, including, without prejudice to the generality of the foregoing, Korona BV, Erven Mommers BV (formerly Torag Trading BV) Momm Jewels BV, Torag Trading S.A.R.L., Print House c.s. Ltd, NV Buxushof, NV Lay-out Engineering and Lamberto B.V;

"GROUP COMPANY ACTIVITY" shall mean and include any business or other activity of any nature whatsoever which has been carried on by a Group Company or which is being carried on by a Group Company at the Completion Date;

"GUARANTORS" means KM and PM, each a "GUARANTOR";

"GROUP" means the Company and the Subsidiaries;

"GROUP COMPANY" means the Company or any other member of the Group;

"HAZARDOUS SUBSTANCES" shall mean and include pollutants, contaminants and hazardous, flammable and toxic substances materials and waste whether solid, liquid or gaseous and whether or not such pollutant, contaminant, substance, material or waste is referred to specifically in any of the Environmental Laws;

"INDEBTEDNESS" shall mean, with respect to each Group Company, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers' acceptance or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except (a) trade credit incurred in the ordinary course of business consistent with past practices and
(b) the capital leases listed in Schedule 4, (v) all obligations as lessee under any capital lease other than the capital leases listed in Schedule 4, (vi) all indebtedness of others secured by a security interest on any asset of Group Company, whether or not such indebtedness is assumed, provided that, for the purpose of determining the amount of any such indebtedness, if recourse with respect to such indebtedness is limited to the fair market value of such asset, the amount of such indebtedness shall be limited to the fair market value of such asset, (vii) all indebtedness of others guaranteed by such person or entity; and (viii) to the extent not otherwise included, obligations under any interest rate swap agreements, currency swap agreements and other similar agreements or arrangements designed to protect such person or entity against fluctuations in interest rates or currency values or the price of any commodity used in the business of such person or entity; and all interest, penalties (including prepayment penalties) and fees (including success fees and "risk premia") accruing or payable in respect of any of (i) to (viii) above but shall exclude Surviving Seller Indebtedness;

"INTELLECTUAL PROPERTY RIGHTS" means patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software), rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

"INTERNAL MONTHLY FINANCIAL STATEMENTS" means the internal monthly financial statements of the Company (and of the Company and its subsidiary undertakings on a consolidated basis) for the period 1 January to 30 November 1997;

"KM SELLER" means K.M. Beheer B.V.;

"LAST ACCOUNTS" means the audited and consolidated financial statements of the Group for the financial year of the Group ended on the Last Accounts Date including the management representation letter, the management letters from the auditors, income statements, balance sheets and cash flow statements, together with any notes, reports or statements included in or annexed to them;

"LAST ACCOUNTS DATE" means 31st December 1996;

"MOMMERS" means Mommers Print Service BV;

"NET WORKING CAPITAL" means the sum of trade debtors, other receivables, stocks including raw and auxiliary materials, technical supplies, work in progress and finished goods and cash balances less trade creditors, other creditors and Taxes and social charges;

"NLG" means the lawful currency of The Netherlands;

"PENSION SCHEME" means the scheme referred to in the Disclosure Letter;

"PENSION WARRANTIES" means the representations and warranties set out in Part D of Schedule 3;

"PM SELLER" means Beheermaatschappij Mommers Print Service B.V.;

"PROPERTIES" means the freehold and leasehold properties of the Group at the date of this Agreement;

"PROPERTY WARRANTIES" means the representations and warranties set out in Part B of Schedule 3;

"PURCHASER'S ACCOUNTANTS" means Arthur Andersen;

"PURCHASER'S DUE DILIGENCE REPORTS" means together the legal, financial and environmental due diligence reports of TVD, Arthur Andersen and Weil Gotshal attached as Exhibits 4, 5 and 6;

"PURCHASER'S GROUP" means Viasystems Group, Inc. and its subsidiaries;

"PURCHASE PRICE" means the amount of consideration determined in accordance with Clause 3.1 as defined therein;

"SCHEDULES" means Schedules 1 to 3 to this Agreement and Schedule shall be construed accordingly;

"SECURITY INTEREST" means any security interest of any nature whatsoever including, without limitation, any mortgage, charge, pledge, lien, assignment by way of security or other encumbrance;

"SELLER INDEBTEDNESS" means Indebtedness owed to any of the Sellers, the Guarantors or any of their Affiliates;

"SELLERS' SOLICITORS" means De Brauw Blackstone Westbroek of Coolsingel 139, Rotterdam, Holland;

"SHARES" means the 1,245,000 issued and outstanding ordinary shares with a nominal value of NLG 1 each in the capital of the Company and the 1,255,000 issued and outstanding 6% preference shares with a nominal value of NLG 1 each in the capital of the Company, together comprising the whole of the issued share capital of the Company;

"SUBSIDIARIES" means the companies, details of which are set out in Part B of
Schedule 2;

"SUBSIDIARIES" means dochtervennootschappen for the purposes of Section 24a of Book 2 of the Dutch Civil Code and "subsidiary" means any of them;

"SURVIVING SELLER INDEBTEDNESS" means (A) amounts due until July 1998, not exceeding NLG 30,000 per month, from the Company to Mommers Beheer B.V. pursuant to an agreement between the Company and Mommers Beheer B.V. of 1 October 1997 and (B) amounts due to KPM and her children by way of pension entitlement not exceeding NLG 124,678 per annum pursuant to an agreement dated 25 November 1982 between Mommers and WMA Mommers;

"THIRD PARTY INDEBTEDNESS" means Indebtedness owed to anyone other than the Sellers or their Affiliates; "TITLE WARRANTIES" bears the meaning ascribed to it in Clause 5.9;

"TVD" means Trenite van Doorne of Churchillplein 5, PO Box 17207, The Hague, The Netherlands;

"US$" means the lawful currency of the United States of America;

"WARRANTIES" means the representations and warranties set out in Schedule 3 made in accordance with Clause 5.1; and

"WGM" means Weil, Gotshal & Manges of One South Place, London EC2M 2WG;

CLAUSE 1.2 In this Agreement, unless the context otherwise requires:

(a) references to "PERSONS" shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(b) the headings are inserted for convenience only and do not affect the interpretation of this Agreement;

(c) any reference to an "ENACTMENT" is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) (except where that such amendment, consolidation or re-enactment would put any party in a worse position) and includes all instruments or orders made under such enactment;

(d) any statement qualified by the expression "TO THE BEST KNOWLEDGE OF THE SELLERS" or "SO FAR AS THE SELLERS ARE AWARE" or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry and shall be deemed also to include the knowledge of each Group Company;

(e) any reference to a document "IN THE AGREED FORM" is to the form of the relevant document agreed between the parties and for the purpose of identification initialled by each of them or on their behalf (in each case with such amendments as may be agreed by or on behalf of the Sellers and the Purchaser);

(f) references to any Dutch legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than The Netherlands, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the Dutch legal term;

(g) references to the singular include the plural and references to any gender include any other gender; and

(h) references to any Schedule or Exhibit are references to the relevant Schedule or Exhibit to this Agreement.

SECTION 2  SALE AND PURCHASE OF THE SHARES

CLAUSE 2.1 The Sellers hereby agree to sell and the Purchaser hereby agrees to purchase from the Seller the Shares with effect from the close of business on the Completion Date, with the understanding that each of the Sellers sells the Shares referred to opposite its respective name in column 2 of Schedule 1. The Shares are sold free from all security interests, options, equities, claims or other third party rights (including rights of pre-emption) of any nature whatsoever, together with all rights attaching to them at the date hereof and subsequently.

CLAUSE 2.2 The Sellers shall, immediately following the execution of this Agreement, transfer the Shares to the Purchaser and the Purchaser shall accept the Shares from the Sellers at Completion by execution of the Deed of Transfer before Mr. R.M. Reiter civil law notary in The Hague, The Netherlands.

SECTION 3  CONSIDERATION

CLAUSE 3.1 The total consideration for sale of the Shares (the "PURCHASE PRICE") shall be US$37,500,000 less the aggregate of:

(a)  the amount of the Seller Indebtedness at Completion;

(b) the amount by which the Third Party Indebtedness at Completion exceeds the relevant amount. For the purpose of this Clause 3.1(b), the "relevant amount" means US$25,000,000, provided however that if and to the extent that as a result of capital expenditure made by the Company between the date hereof and Completion that was consented to by the Purchaser Third Party Indebtedness at Completion exceeds US$25,000,000, the relevant amount shall be increased by the amount of Indebtedness incurred in connection with the making of such capital expenditure consented to by the Purchaser;

(c) any Transfer Costs (as defined in Clause 17.1) the amount of which can be ascertained at Completion; and

(d) the aggregate amount of consideration paid or payable for all assets transferred to the Sellers since 30 September 1997 provided that, if in relation to any such asset the consideration paid or payable (the "RELEVANT CONSIDERATION") was paid by way of a reduction in Seller Indebtedness and was materially less than the market value of such asset at the time of transfer (the "RELEVANT MARKET VALUE") than for the purposes of calculating such aggregate amount pursuant to this Clause 3.1(d), the relevant market value of such asset shall be substituted for the relevant consideration.

CLAUSE 3.2 The Purchase Price shall be paid to the bank account specified in Clause 8.2.

CLAUSE 3.3 If any payment is made by the Sellers or the Guarantors to the Purchaser under or in respect of any breach of this Agreement (including, without limitation, any payment pursuant to any Claim or any indemnity contained in this Agreement), the payment shall so far as possible be treated as a reduction in the Purchase Price.

SECTION 4  COMPLETION DATE

Completion of the sale and purchase of the Shares shall occur on second Business Day (the "COMPLETION DATE") after the date on which the Purchaser notifies the Sellers that it is ready to complete such sale and purchase. The parties acknowledge that, in order to complete the sale and purchase of the Shares, the Purchaser must have received a waiver and/or consent relating to the transactions contemplated by this Agreement from or on behalf of The Chase Manhattan Bank pursuant to a Second Amended and Restated Credit Agreement of June 5, 1997. The Purchaser undertakes to use its reasonable endeavours to ensure that it obtains such waiver and consent, and immediately thereafter serves such notice, as soon as reasonably practicable after the date of this Agreement The Purchaser further undertakes that it shall, in any event, serve such notice not later than 4 pm. (Rotterdam time) on 13 February 1998 so that Completion shall, in any event, occur not later than 17 February 1998.

SECTION 5  WARRANTIES AND LIMITATIONS

CLAUSE 5.1 The Sellers jointly and severally represent and warrant to the Purchaser as at the date hereof in the terms of the Warranties and acknowledge that the Purchaser has entered into this Agreement in reliance upon the Warranties. The Warranties, other than the Warranties listed in Schedule 5, are given subject to (i) the facts which are fairly and reasonably disclosed in the Disclosure Letter; (ii) the facts which are apparent on the face of the documents referred to in the Disclosure Letter; and (iii) the facts which are readily apparent from the Purchaser's Due Diligence Reports.

CLAUSE 5.2 Each of the Warranties is separate and independent and (save as expressly provided to the contrary) shall not be limited or restricted by

(a)  reference to any other Warranty;

(b) anything in this Agreement other than the limitations set out in this Clause 5; or

(c) anything in the Disclosure Letter except to the extent that it is readily apparent that a fact or point of information referred to therein qualifies a Warranty;

and, save as provided in Clause 5.1, none of the Warranties shall be treated as qualified by any actual or constructive knowledge on the part of the Purchaser or any of its agents whether obtained through any investigation by or on behalf of the Purchaser or otherwise.

CLAUSE 5.3 The Sellers agree to waive the benefit of all rights (if any) which they may have against any Group Company arising from any rights the Sellers may have against any present or former officer or employee of any such company, on whom the Sellers may have relied in agreeing to any term of this Agreement or any statement set out in the Disclosure Letter and the Sellers undertake not to make any claim against any Group Company in respect of such reliance.

CLAUSE 5.4 The Warranties shall be deemed to be repeated immediately before Completion with reference to the facts and circumstances then existing. The rights and remedies of the Purchaser in respect of the Warranties shall not be affected by Completion. The Sellers undertake to notify the Purchaser in writing promptly if they become aware of any circumstance which would cause any Warranty (if the Warranties were repeated with reference to the facts and circumstances then existing) to become untrue or inaccurate or misleading in any respect which is material to the financial or trading position of the Group taken as a whole, whether such circumstances arose before or after the date hereof; provided, however, that such notification shall not serve to modify or cure any breach of the Warranties made herein and Completion shall be without prejudice to the Purchaser's right to make a Claim in relation to the matters so notified to it.

CLAUSE 5.5 The Sellers shall jointly and severally indemnify the Purchaser for all damages (including all Costs) incurred by the Purchaser as a result of or in connection with a breach of any Warranty, and shall, at the Purchaser's option, pay in cash to the Purchaser (or, if so directed by the Purchaser, to the Group Company in question) on demand a sum equal to the aggregate of:

(a) the amount which, if received by the relevant Group Company, would be necessary to put that Group Company into the financial position which would have existed had there been no breach of the Warranty in question; and

(b) all reasonable Costs suffered or incurred by the Purchaser and/or such Group Company, directly or indirectly, as a result of or in connection with such breach of Warranty.

CLAUSE 5.6 The Sellers shall not be liable for any Claim unless they receive from the Purchaser written notice containing reasonable details of the Claim including the Purchaser's estimate (on a without prejudice basis) of the amount of such Claim:

(a) in the case of a Claim for breach of any of the Warranties other than the Pensions Warranties and the Warranties referred to under (c) below on or before 30 April 1999;

(b) on or before the sixth anniversary of Completion in the case of a Claim for breach of the Pensions Warranties;

(c) on or before the tenth anniversary of Completion in the case of any Claim for breach of any of the Warranties set out in sections 2.1 and 2.2 of
     Schedule 3 (Company and Shares).

CLAUSE 5.7 The Sellers shall not be liable for any Claim until the aggregate amount of the liability of the Sellers for all Claims exceeds US$417,000 (in which event the Purchaser shall be entitled to claim the whole of such amount).

CLAUSE 5.8 The aggregate amount of the liability of the KM Seller for all Claims shall not exceed $5,000,000 (converted into NLG at the date(s) of the relevant Claim(s). The aggregate amount of the liability of the PM Seller for all Claims shall not exceed $10,000,000 (converted into NLG at the date(s) of the relevant Claim(s).

CLAUSE 5.9 None of the limitations contained in this Clause 5 shall apply to any breach of any Warranty which (or the delay in discovery of which) is the consequence of dishonest, deliberate or reckless misrepresentation by or on behalf of any of the Sellers. The limitations contained in Clauses 5.7 and 5.8 shall not apply to any Claim for breach of any of the Warranties set out in sections 2.1 (d), (e) and (f) of Schedule 3 (the "TITLE WARRANTIES"). The maximum liability of the PM Seller for Claims in relation to the Title Warranties shall be US $25,000,000. The maximum liability of the KM Seller for Claims in relation to the Title Warranties shall be US $12,500,000.

CLAUSE 5.10 If the Purchaser becomes aware that any claim has been made against any Group Company by a third party after Completion (a "THIRD PARTY CLAIM") which is likely to result in the Purchaser being entitled to make a Claim against the Sellers in respect of a breach of any Warranty, the Purchaser shall give notice of such claim to the Sellers as soon as reasonably practicable, and in any event within 30 days specifying the Claim in reasonable detail; and

(a) if the Purchaser wishes to contest such third party claim, the Purchaser shall cause the relevant Group Company to consult as fully as is reasonably practicable with the Sellers as regards the conduct of any proceedings arising out of such claim; and

(b) if the Purchaser does not wish to contest such third party claim the Purchaser shall cause the relevant Group Company to take such action as the Sellers shall reasonably request to avoid, resist or compromise any such claim (subject to the relevant Group Company being entitled to employ its own legal advisers and being indemnified and secured to its reasonable satisfaction by the Sellers against all losses, costs, damages and expenses, including those of its legal advisers, incurred in connection with such claim) provided that the Purchaser shall not be required to take any action which could, in its opinion, materially interfere with the conduct of the business of any Group Company.

CLAUSE 5.11 The Sellers will not be liable in respect of any Claim if and to the extent that it is attributable to any voluntary transaction act or omission of the Purchaser or the Company outside the ordinary course of business after the date of this Agreement which the Purchaser was aware, or ought reasonably to have been aware, would give rise to the Claim:

(a) other than pursuant to a legally binding obligation entered into on or before Completion;

(b)  not being the disclosure of any matter or return to any Taxation Authority.

CLAUSE 5.12 The Sellers shall not be liable for any Claim for breach of the Warranties if and to the extent that:

(a) the relevant Group Company is insured against any loss or damage suffered by that Group Company forming the basis of the Claim in question under the terms of any insurance policy of a Group Company for the time being in force provided that the Sellers shall indemnify the Purchaser and each Group Company in respect of the reasonable out of pocket costs of making such insurance claim and any additional out of pocket costs arising from such claim (which would not have arisen but for such claim) including any increased insurance premium arising therefrom; or

(b) a specific provision for the loss to which the Claim relates has been provided for in the Accounts; or

(c) the Purchaser or a Group Company subsequently receives from any tax authority in the financial year in which the Claim is made a sum which is referable to the matter giving rise to the Claim or obtains in such year a tax relief which is so referable, in which case the Purchaser shall (or, as appropriate, shall procure that the Group Company shall) forthwith repay to the Sellers (a) an amount equal to the sum recovered from the tax authority (or the value of the relief obtained, calculated by reference to the amount saved) less any reasonable out-of-pocket costs and expenses incurred by the Purchaser or the Group Company in recovering the same and any tax suffered on the receipt or (b) if the figure resulting under (a) is greater than the amount paid by the Sellers to the Purchaser or the Group Company in respect of the relevant Claim, such lesser amount as shall have been so paid by the Seller.

The Purchaser will not be entitled to recover any sum in respect of any Claim for breach of any of the Warranties or the indemnity set out in Clause 11 or otherwise obtain damages, reimbursement or restitution more than once in respect of any fact matter misrepresentation or breach of any of the Warranties or the indemnity set out in Clause 11.

CLAUSE 5.13 Without prejudice to Clause 5.6, a failure to give timely notice or to include any specified information in any notice as provided in Clauses 5.10 will not affect the rights or obligations of any party hereunder.

CLAUSE 5.14 In the event of a Claim based on more than one Warranty, it shall be at the sole option of the Purchaser to decide which Warranty or Warranties it shall invoke.

CLAUSE 5.15 Nothing contained in this clause 5 shall relieve the Purchaser from any obligation it may otherwise have to mitigate its loss arising from any matter which is or may be the subject of a Claim.

CLAUSE 5.16 Mommers Beleggingen Echt B.V. shall have no liability for any Claims, provided that the amount received by it on distribution of the Consideration does not exceed 2,500,000 NLG.

SECTION 6  PRE-COMPLETION UNDERTAKINGS AND DELIVERIES AND DISSOLUTION

CLAUSE 6.1 Pending Completion, the Sellers shall ensure that between the date hereof and Completion:

(a) each Group Company shall carry on its business in the ordinary and usual course consistent with past practices and shall not make (or agree to make) any payment or dispose of any assets other than routine payments or disposals made in the ordinary and usual course of trading consistent with past practices. In particular, and without prejudice to the generality of the foregoing, the Sellers shall ensure that no Group Company makes any payment to any Seller or any Affiliate of any Seller, by way of repayment of Indebtedness or otherwise, or transfers any asset to any Seller or any Affiliate of any Seller;

(b) each Group Company shall take all reasonable steps to preserve and protect its assets;

(c) no Group Company shall do, allow or procure any act or omission which would constitute or give rise to a breach of any Warranty if the Warranties were to be repeated on or at any time before Completion by reference to the facts and circumstances then existing;

(d) prompt disclosure is made to the Purchaser of all relevant information which comes to the notice of any of the Sellers or any Group Company in relation to any fact or matter (whether existing on or before the date of this Agreement or arising afterwards) which may constitute a breach of any Warranty if the Warranties were to be repeated on or at any time before Completion by reference to the facts and circumstances then existing;

(e) no dividend or other distribution shall be declared, paid or made by any Group Company;

(f) no share or loan capital, securities, options or warrants shall be allotted or issued or agreed to be allotted or issued by any Group Company;

(g) no change shall be made in terms of employment, including pension fund commitments, by any Group Company (other than those required by law) without the prior consent of the Purchaser;

(h) no action is taken by any of the Sellers or any Group Company which is inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement;

(i) as soon as available (but in any event within 10 days after the end of each calendar month) the Internal Monthly Financial Statements for each calendar month ending prior to the Completion Date are delivered to the Purchaser;

(j) all of the tangible assets of the Group Companies are maintained in good repair;

(k) each Group Company preserves intact its present business and operations, keeps available the services of its officers and employees and preserves its relationships with licensors, suppliers, distributors, customers, and other persons having material business relationships with them;

(l) no transfers of the legal or beneficial ownership of any Shares are made by the Sellers;

(m) no Group Company enters into any transaction, contract or agreement with any Seller or any Company connected therewith;

(n) no Group Company takes or omits to take any action which has the effect of reducing its working capital; and

(o) each Group Company pays its debts as they fall due or otherwise in accordance with its past practice.

CLAUSE 6.2 Pending Completion, the Sellers shall ensure that the Company consults fully with the Purchaser in relation to any matters which may have a material effect upon the Group and that, without the prior consent of the Purchaser, no Group Company shall:

(a) enter into any contract or commitment (or make a bid or offer which may lead to a contract or commitment) (i) for capital expenditure (of any amount) or (ii) having a value or involving expenditure in excess of NLG 150,000 or which is of a long term or unusual nature or which could involve an obligation of a material nature or which may result in any material change in the nature or scope of the operations of the Group;

(b) agree to any variation, amendment, modification or cancellation of any existing contract to which that Group Company is a party and which may have a material effect upon the business, condition (financial or otherwise), results of operations or prospects of the Group;

(c) (whether in the ordinary and usual course of business or otherwise) acquire or dispose of, or agree to acquire or dispose of, or grant, or agree to grant, any charge, mortgage, lien, assignment, encumbrance or other security interest over, or any business or any asset having a value in excess of NLG 150,000; or

(d) enter into any agreement, contract, arrangement or transaction (whether or not legally binding) other than in the ordinary and usual course of business;

(e) enter into any material transaction, contract or agreement with any Seller or any Affiliate of any Group Company;

(f)  amend its Articles of Association;

(g) incur or discharge any Indebtedness, obligation or liability, whether absolute or contingent, or make any extension of credit or any loans to, guarantee the obligations of, or make any additional investments in any other person, in each case other than in the ordinary course of business;

(h) cancel or allow any of the existing insurance policies of the Company or any of its Subsidiaries to lapse;

(i) write off as uncollectible any accounts receivable or cancel, waive, or release any debts of or claims against any person, except in the ordinary course of business and consistent with past practice; or

(j) make any change in its financial or tax accounting methods, principles or practices unless required by applicable law or regulation.

CLAUSE 6.3 None of the Sellers will before Completion:

(a) dispose of any interest in the Shares or any of them or grant any option or right of pre-emption over, or mortgage, charge or otherwise encumber the Shares or any of them;

(b)  permit any Group Company to pass any resolution in general meeting;

(c) do or omit to do or cause or allow to be done or omitted to be done any act or thing which would result (or be likely to result) in a breach of any of the Warranties if the Warranties were repeated at Completion.

CLAUSE 6.4 Except for the transactions contemplated by this Agreement, each Seller will refrain from, and will cause the Group Companies and each other person or entity acting for or on behalf of the Group Companies or any Seller to refrain from, taking, directly or indirectly, any action:

(a) to seek or encourage any offer or proposal from any person or entity to acquire any material assets of the Company or any of the Subsidiaries, or any shares or other securities of the Company or any of the Subsidiaries (or interests therein);

(b)  to liquidate, dissolve, or reorganise any Group Company in any manner;

(c) to acquire or transfer any material assets of any Group Company or any interests therein;

(d) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent, or conditional) for, or otherwise to attempt to complete, any such acquisition, transfer, consolidation, combination, or reorganisation; or

(e) to furnish or cause to be furnished any information with respect to any Group Company to any person or entity (other than the Purchaser or any person or entity acting for or on behalf of the Purchaser) that any Group Company or any Seller (or any person or entity acting for or on behalf of any Group Company or any Seller) knows or has reason to believe is in the process of attempting or considering any such acquisition, transfer, consolidation, combination, liquidation, dissolution, or reorganisation.

CLAUSE 6.5 If any Group Company or any Seller receives from any person or entity (other than the Purchaser) any written offer, proposal, or informational request of a nature referred to in Clause 6.4, the Sellers will promptly advise such person or entity, by written notice, of the terms of this clause and will promptly deliver a copy of such notice to the Purchaser.

CLAUSE 6.6 Not less than three business days prior to Completion, the Sellers shall deliver to the Purchaser a written statement confirming the amount of Seller Indebtedness and Third Party Indebtedness at Completion. Such statement shall be accompanied by a statement from ABN Amro confirming the amount of Third Party Indebtedness payable to ABN Amro.

CLAUSE 6.7 If (i) the Sellers make any notification pursuant to Clause 5.4 or
(ii) any fact, matter or event (whether existing or occurring on or before the date of this Agreement or arising or occurring afterwards) comes to the notice of the Purchaser at any time prior to Completion which:

(a) constitutes a material breach by the Sellers of this Agreement (including, without limitation, any breach of the undertakings in Section 6 (Pre-Completion Undertakings)).

(b) would constitute a breach of any Warranty (being material in the context of the Group taken as a whole) if the Warranties were repeated on or at any time before Completion by reference to the facts and circumstances then existing; or

(c) affects or is likely to affect in a materially adverse manner the business condition (financial or otherwise), results of operations or prospects of the Group taken as a whole;

the Purchaser may by written notice given to the Sellers at any time prior to Completion dissolve this Agreement without liability on the part of the Purchaser.

SECTION 7  GUARANTEE BY KM AND PM

CLAUSE 7.1 In consideration of the Purchaser entering into and acting in accordance with this Agreement:

(a) PM hereby irrevocably and unconditionally undertakes as surety (borg) to pay as its own principal debt, any and all amounts that the PM Seller or its successor is liable vis-a-vis the Purchaser under the Agreement. In the event PM Seller is in default of any of his obligations under the Agreement, PM is from that moment onwards, notwithstanding any of its (statutory) rights, liable to the Purchaser for any damages in connection with or arising from such default. PM shall be required to make such payment upon the receipt of a copy by PM of (i) a judgment of a competent court of law, which is enforceable at once, notwithstanding appeal, (uitvoerbaar bij voorraad) or no longer subject to appeal

     (in kracht van gewijsde), or a valid arbitral award, in which PM, the PM Seller or both or their respective successors has been ordered to pay to the Purchaser or its successor the amounts determined therein or (ii) an amicable settlement signed by or on behalf of the Purchaser and the PM Seller or their respective successors, stating that the PM Seller or its successor is due to pay a certain amount of money to the Purchaser under the Agreement.

     For the avoidance of doubt, the Purchaser is entitled to bring legal proceedings against PM solely, in order to determine the amounts that the PM Seller or its successor is due to pay to the Purchaser under the Agreement, including in the event that the PM Seller or its successor is declared bankrupt (failissement), granted a suspension of payment (surseance van betaling) or is wound-up (ontbinding). The Purchaser is also entitled to join PM in any legal proceedings against the PM Seller.

     The Purchaser is allowed to claim several amounts under this surety, taking into account the above-mentioned maximum amount of liability of PM.

(b) KM hereby irrevocably and unconditionally undertakes as surety (borg) to pay as its own principal debt, any and all amounts that the KPM Seller or its successor is liable vis-a-vis the Purchaser under the Agreement. In the event KM Seller is in default of any of his obligations under the Agreement, KM is from that moment onwards, notwithstanding any of its (statutory) rights, liable to the Purchaser for any damages in connection with or arising from such default. KM shall be entitled to make such payment upon the receipt of a copy by KM of (i) a judgment of a competent court of law, which is enforceable at once, notwithstanding appeal, (uitvoerbaar bij voorraad) or no longer subject to appeal (in kracht van gewijsde), or a valid arbitral award, in which KM, the KM Seller or both or their respective successors has been ordered to pay to the Purchaser or its successor the amounts determined therein or (ii) an amicable settlement signed by or on behalf of the Purchaser and the KM Seller or their respective successors, stating that the KPM Seller or its successor is due to pay a certain amount of money to the Purchaser under the Agreement.

     For the avoidance of doubt, the Purchaser is entitled to bring legal proceedings against KM solely, in order to determine the amounts that the KM Seller or its successor is due to pay to the Purchaser under the Agreement, including in the event that the KM Seller or its successor is declared bankrupt (failissement), granted a suspension of payment (surseance van betaling) or is wound-up (ontbinding). The Purchaser is also entitled to join KM in any legal proceedings against the KM Seller.

     The Purchaser is allowed to claim several amounts under this surety, taking into account the above-mentioned maximum amount of liability of KM.

CLAUSE 7.2 The Guarantors' liability hereunder shall not be discharged or impaired by any amendment to or variation of this Agreement, any release of, or granting of time or other indulgence to, either Sellers or any third party, any liquidation, administration, receivership or winding-up of either Seller or by any other act or omission or any other events or circumstances whatsoever (whether or not known to the Sellers, the Purchaser or the Guarantors) which would or might (but for this Clause) operate to impair or discharge the Guarantors' liability under this guarantee.

CLAUSE 7.3 As a separate, continuing and primary obligation, the Guarantors undertake to indemnify the Purchaser on demand against all losses, claims or costs suffered or incurred by the Purchaser while acting in good faith should any amounts which would otherwise be due under this Agreement not be recoverable for any reason whatsoever including (but not limited to) the Agreement being or becoming void, voidable or unenforceable as against the Sellers.

CLAUSE 7.4 The maximum amount required to be paid by the PM Seller pursuant to clause 7.1 shall not exceed (a) US $25,000,000 in aggregate, (b) US $10,000,000 in respect of Claims other than title Claims and (c) US $3,000,000 in respect of Environmental Losses. For the avoidance of doubt, PM's liability pursuant to this Clause 7 in respect of any matter may not exceed the PM Seller's liability under this Agreement in respect of that matter. The maximum amount required to be paid by the KM Seller pursuant to clause 7.1 shall not exceed (a) US $12,500,000 in aggregate, (b) US $5,000,000 in respect of Claims other than title Claims and (c) US $3,000,000 in respect of Environmental Losses. For the avoidance of doubt, KM's liability pursuant to this Clause 7 in respect of any matter may not exceed the KM Seller's liability under this Agreement in respect of that matter.

CLAUSE 7.5 VGL (as principal obligor and not merely as a surety) unconditionally and irrevocably guarantees as a continuing obligation the proper and punctual performance by the Purchaser of all its obligations under or pursuant to this Agreement.

SECTION 8  COMPLETION

CLAUSE 8.1 The sale and purchase of the Shares shall be completed at the offices of TVD on the Completion Date.

CLAUSE 8.2 The following events and the events set out in Clause 8.3 shall take place at Completion (in the order set out below):

(a)  The Sellers shall procure the delivery to the Purchaser of:

     (i) written confirmations in the agreed form as to the respective bank indebtedness of each Group Company as at the close of business on the last Business Day prior to Completion, together with directions, in the agreed form, varying and/or replacing the mandates given to such banks by each Group Company together with releases of all security granted to ABN Amro Bank NV;

     (ii) a letter of resignation in the agreed form marked "C" duly executed as a deed by each of the Members of the Supervisory Board of any Group Company required to resign by the Purchaser;

     (iii) confirmation from Arthur D. Little that all fees payable to it by any Group Company have been paid in full;

     (iv) evidence, in a form satisfactory to the Purchaser, that Substrate Technologies Limited has waived its right to terminate the agreement between the Company and Substrate Technologies Ltd. of 5 August 1997 following the change of control of the Company;

(b) the Sellers will deliver to the Purchaser two forms of bank guarantee, in the agreed form marked "D", in an amount equal to US$1,875,000 in aggregate;

(c)  the civil law notary shall execute the Deed of Transfer;

(d) the transfer of the Shares shall be registered in the Company's Shareholders' Register;

(e) the parties shall instruct the civil law notary to transfer from its account numbered 48.13.85.207 at ABN Amro Bank in Rijswijk in the name of Stichting Derdengelden Notariaat Trenite Van Doome (reference 503009499) by electronic funds transfer the Purchase Price to the bank account of the Sellers whose details are Mees Pierson, 251534871, Stichting Notariaat, De Brauw Blackstone Westbroek; and

(f) the shareholders of the Company will appoint David Sindelar and Edwin Parkinson to its management board;

(g) each Seller and Guarantor will make or procure the making of full and final payment in respect of any amounts owing by them or their Affiliates to any Group Company.

CLAUSE 8.3 Simultaneously with completion of all the matters referred to in Clause 8.2, the Purchaser shall procure the payment on behalf of the Company of an amount equal to the aggregate of the Seller Indebtedness at Completion. Each of the Sellers and Guarantors hereby irrevocably waives and discharges and agrees to procure the waiver and discharge by each of its Affiliates, of all and any amounts due from any Group Company to any such person, including all Seller Indebtedness at the Completion Date to the extent that the aggregate amount of such Seller Indebtedness at the Completion Date exceeds the amount paid pursuant to this Clause 8.3.

CLAUSE 8.4 If any party fails or is unable to perform any material obligation required to be performed by it pursuant to Clause 8.2 or 8.3 on the date hereof, the other party (being the Sellers in a case of a failure by the Purchaser and the Purchaser in the case of a failure by any Seller) shall not be obliged to complete the sale and purchase and transfer of the Shares and may, in its absolute discretion, by written notice to the other party:

(a)  dissolve this Agreement without liability on the party dissolving; or

(b) elect to complete this Agreement on that date, to the extent that the other party is ready, able and willing to do so, and specify a later date on which the other party shall be obliged to complete its outstanding obligations; or

(c)  elect to defer the completion of this Agreement by not more than thirty
     (30) Business Days to such other date as it may specify in such notice, in which event the provisions of this Clause 8.4 shall apply, mutatis mutandis, if the other party fails or is unable to perform any such obligations on such other date.

SECTION 9   GUARANTEES

The Sellers shall procure that on Completion each Group Company is released from all guarantees and indemnities given by it and all liabilities arising from any article 2:403 Civil Code declaration made by it, in each case in respect of the obligations of the Sellers, the Guarantors, their respective Affiliates and any Former Subsidiaries.

SECTION 10  PROTECTIVE COVENANTS

CLAUSE 10.1 The Sellers (each severally a "RESTRICTED PARTY") shall not (whether alone or jointly with another and whether directly or indirectly) carry on or be engaged or (except as the owner for investment of securities dealt in on a stock exchange and not exceeding 3 per cent. in nominal value of the securities of that class) be interested in any Competing Business during a period of three years after Completion. For this purpose, "COMPETING BUSINESS" means a business:

(a) which involves any business carried on by any Group Company or any member of the Purchaser's Group as at Completion; and

(b) which is carried on within the area in which any member of the Purchaser's Group or any Group Company carries on business as at Completion.

CLAUSE 10.2 Each Restricted Party shall not within a period of three years after Completion, directly or indirectly, solicit or endeavour to entice away from any Group Company, offer employment to or employ, or offer or conclude any contract for services with, any person who was employed by any Group Company in skilled or managerial work at any time during the 12 months prior to Completion.

CLAUSE 10.3 Each Restricted Party shall not, within a period of three years after Completion, directly or indirectly cause or attempt to cause (a) any customer to whom any Group Company supplies products or services to terminate any supply or other similar contract, agreement or relationship with such Group Company or to replace any Group Company as a supplier of products or services, in whole or in part, with any other person or entity, or (b) any manufacturer from whom any Group Company purchases such products or services to terminate any purchase or other similar contract, agreement, or relationship with any such Group Company.

CLAUSE 10.4 Each Restricted Party shall not at any time use to the detriment of any Group Company or except so far as may be required by law and in the circumstances only after prior consultation with the Purchaser, disclose to any person to the detriment of any Group Company, any trade secret or other confidential information of a technical character which it holds in relation to any Group Company or its affairs.

CLAUSE 10.5 Each Restricted Party acknowledges and agrees that each of Clauses 10.1, 10.2, 10.3 and 10.4 constitutes an entirely separate and independent restriction and that the duration, extent and application of each restriction are no greater than is reasonable and necessary for the protection of the interests of the Purchaser but that, if any such restriction shall be adjudged by any court or authority of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof were to be deleted and/or the period thereof were to be reduced and/or the area dealt with thereby were to be reduced, the said restriction shall apply within the jurisdiction of that court or competent authority with the least amount of modifications necessary to make it valid and effective.

SECTION 11  SELLERS' INDEMNITIES

ENVIRONMENTAL INDEMNITY

CLAUSE 11.1 The Sellers hereby agree to indemnify and hold the Purchaser harmless from and against, and to reimburse the Purchaser with respect to, any and all losses, damages, liabilities, claims and expenses, including, without limitation, fines, penalties, clean-up costs, activities and obligations, legal fees, technical consultants', engineers' and experts' fees, incidental and consequential damages and lost profits, (collectively "Environmental Losses") which may be sustained or suffered by the Purchaser or any Group Company (a) as a direct or indirect result of

(i) the breach by any Group Company of any Environmental Laws or (ii) the breach by any Group Company of or any failure to obtain any Environmental Approvals or
(b) otherwise arising (i) under or pursuant to any Environmental Laws out of, based upon, or by reason of any act or omission by any person at the Properties or any other real property owned or formerly owned by any Group Company or (ii) in the conduct of any Group Company's business prior to Completion; in each case whether or not the facts or matters giving rise to such Environmental Losses were known to the Sellers or could reasonably have been known by the Sellers and notwithstanding that all reasonable enquiries were made as to such facts or matters by the Sellers prior to Completion.

CLAUSE 11.2 Clause 11.1 shall not apply to any costs or Environmental Losses arising in relation to (a) the construction of a biological-based waste water treatment facility along the NorthWest corner of the Company's site in Echt (the "Site") or (b) measures taken to resolve currently outstanding complaints relating to (i) noise emanating from the printed circuit board building at the Site or (ii) odour emanating from the automated tin and lead soldering operations conducted at that building. The Sellers shall not be liable for any Environmental Losses until the aggregate amount of the liability of the Sellers for all Environmental Losses exceeds US$500,000 (in which event the Purchaser shall be entitled to claim the excess of such amount). The aggregate amount of the liability of the Sellers for all Environmental Losses shall not exceed $3,000,000.

INDEBTEDNESS INDEMNITY

CLAUSE 11.3 In the event that Third Party Indebtedness at Completion is greater than the relevant amount (as defined in Clause 3.1(b)) (converted at the rate published in Het Financieele Dagblad on the Completion Date under the heading "Valuta's"), the Sellers hereby agree, to indemnify and upon demand immediately to reimburse the Purchaser on a Guilder (NLG) for Guilder basis in respect of any excess Third Party Indebtedness above that amount, whether or not the Sellers knew or could reasonably have known of any such excess and notwithstanding that all reasonable enquiries were made as to the level of Third Party Indebtedness by the Sellers at Completion.

FORMER SUBSIDIARIES

CLAUSE 11.4 The Sellers shall indemnify the Purchaser against any actual or contingent liabilities or obligations of any Group Company and against all Costs in relation to any such liabilities or obligations which relate, directly or indirectly, to (i) any Former Subsidiaries or (ii) any business formerly carried on by any Group Company which was sold or otherwise transferred as a going concern prior to the date hereof.

CHANGE OF CONTROL PAYMENTS

CLAUSE 11.5 The Sellers shall indemnify the Purchaser in respect of any amounts payable by any Group Company which would not have become payable but for the change of ownership of the Company pursuant to any pre-existing agreement or arrangement including, without prejudice to the generality of the foregoing, all and any amounts payable to Substrate Technologies Ltd. following termination of the agreement between the Company and Substrate Technologies Ltd. of 5 August 1997.

CLAUSE 11.6       [Intentionally Blank.]

TAXATION

CLAUSE 11.7.1 For the purposes of this Clause 11.7:

"DEFERRED RELIEF" means any Relief (other than a right to a repayment of Tax) which:

(a) is taken into account in computing any provision for deferred tax which appears in the Last Accounts or in eliminating such provision; or

(b)  is taken into account in the Last Accounts as an asset;

"PRE-COMPLETION RELIEF" means a Relief which arose to any Group Company in respect of a period ended on or before the Last Accounts Date and is neither:

(a)  a Deferred Relief; nor

(b) a repayment of Tax which is taken into account in the Last Accounts as an asset;

"RELIEF" means loss, allowance, credit, relief, deduction or set-off or any right to a repayment of Tax available for set-off;

"TAX CLAIM" means any notice, demand, assessment, letter or other document issued by a Taxation Authority indicating that a Company may be required to make an actual or suffer a deemed payment of Tax or to suffer the non-availability, loss, cancellation or reduction of a right to a repayment of Tax which may give rise to a claim against the Sellers under this Clause 11.7;

"TAX" means any and all forms of taxation, duties, imposts, levies and rates of any kind whatsoever and wherever imposed and all charges, interest, penalties, fines and expenses in connection with or incidental to any taxation. With respect to The Netherlands the definition of "Tax" includes, but is not limited to:

(a) corporate income tax (vennootschapsbelasting) including disinvestment payments WIR (WIR desinvesteringsbetalingen);

(b)  wage withholding tax (loonbelasting);

(c)  social security contributions (both national contributions
     (volksverzekeringen) and employee social security contributions (werknemersverzekeringen));

(d)  value added tax (omzetbelasting);

(e)  customs and excise duties (invoerrechten en accinzen);

(f) capital tax (kapitaalsbelasting) and other legal transaction taxes (belastingen van rechtsverkeer);

(g)  dividend withholding tax (dividendbelasting);

(h) municipal real estate taxes (gemeentelijke onroerende zaakbelasting), other municipal taxes and duties (overige gemeentelijke belastingen en leges); and

(i)  environmental taxes and duties (milieuheffingen),

(j)  transfer taxes including real estate transfer taxes,

together with any interest (heffings en invorderingsrente) and penalties (verhogingen en boete) relating thereto, due, payable, levied, imposed upon or claimed to be owed in the Netherlands.;

"TAXATION AUTHORITY" means any local, municipal, governmental, state, federal or other fiscal or revenue authority, body or official competent to impose Taxation;

"TRANSACTION" means any transaction, act, event or omission of whatever nature including, without prejudice to the generality of the foregoing:

(a) the sale of real estate and moveables by Mommers Vastgoed B.V. to Beheermaatschapij Mommers Print Service B.V. and K. Mommers Beheer BV and the sale of cars by Alex Cars BV;

(b)  the sale of know how to Vinho B.V.;

(c) the making of loans by any Group Company to the Sellers, the Guarantors or their respective Affiliates;

(d) the entry into and performance of a management agreement with K. Mommers Beheer B.V.;

(e) any restructurings of the Group including the restructurings occurring in December 1988 and December 1993;

(f)  the transfer out of the Group of any Former Subsidiary, including Lamberto
     BV;

(g) the transfer out of the Group of any business formerly carried on by any member of the Group at the time of transfer;

references to "PROFITS" include income, profits or gains (including capital gains) of any description and from any source and references to "PROFITS EARNED" include profits earned, accrued or received and profits deemed to have been treated as earned, accrued or received for Tax purposes;

references to a "REPAYMENT OF TAX" include any repayment supplement or interest in respect of it;

references to a "RESULT OF A TRANSACTION OCCURRING ON OR BEFORE COMPLETION" include a result of a series of or combined result of two or more Transactions, the first of which was a Transaction occurring on or before Completion or which commenced on or before Completion;

references to "TAX" include, in a case where Tax for which a Group Company is liable is discharged by another person, the amount corresponding to that TAX for which the Company is, after that discharge, liable; and

references to any "TRANSACTION OCCURRING ON OR BEFORE COMPLETION" include the entering into and performance of the Agreement.

11.7.2 For the purposes of this Clause 11.7, payment of Tax shall be deemed to be made by a Group Company if a payment of Tax would have been due to be made by that Company but for the utilisation of any Relief other than a Pre-Completion Relief.

11.7.3 For the purposes of this Clause 11.7, a payment of Tax deemed to be made in accordance with the provisions of Clause 11.7.2 shall be deemed to be due on the date on which that Tax would have been due (assuming that an assessment or other notification of that Tax had been made at the earliest permissible time and no appeal had been made against the assessment or notification) but for the availability of a Relief concerned.

11.7.4 The Sellers shall pay to the Purchaser or to a Group Company, as directed by the Purchaser, whether or not a Group Company is or may be entitled to claim reimbursement of the payment from any person, an amount equal to:

(a) any payment of Tax made or to be made by any Group Company by reference to any profits earned on or before Completion or as a result of any Transaction occurring on or before Completion;

(b) any repayment of Tax to the extent that the repayment has been taken into account in the Last Accounts but is not available or is lost, reduced or cancelled;

(c) any payment of Tax which would not have been made but for a Deferred Relief not being available or being lost, reduced or cancelled;

(d) any payment of Tax made or to be made by the Purchaser or any Group Company as a result of its receiving any payment under this Agreement; and

any costs or expenses incurred by the Purchaser or any Group Company in connection with any payment of Tax or the non-availability, loss, reduction or cancellation of a repayment of Tax or of a Deferred Relief as is referred to in the preceding paragraphs or in connection with any action taken in avoiding, resisting or settling any payment of Tax or the non-availability, loss, reduction or cancellation of a repayment of Tax or of a Deferred Relief.

11.7.5 A payment to be made by the Sellers under Clause 11.7.4 shall be made on the following dates:

(a) as regards any payment of Tax within paragraphs (a), (c) or (d) of Clause 11.7.4, the later of (i) two business days before the date on which the payment of Tax is finally due and (ii) ten days after a demand in writing is served on the Sellers by the Purchaser or the relevant Group Company;

(b) as regards any non-availability, loss, reduction or cancellation of a repayment of Tax within paragraph (b) of Clause 11.7.4, the date on which Tax would have been due in respect of the period to which the right of repayment related or, if later or if there is no such date, seven days after the service of notice on the Sellers by the Purchaser or the relevant Group Company that the auditors for the time being of the relevant Group Company have certified, at the request and expense of the Purchaser or the relevant Group Company, the extent of such non-availability, loss, reduction or cancellation, such notice to be accompanied by a copy of the certificate;

(c) as regards costs and expenses within paragraph (e) of Clause 11.7.4, seven days after notice of the costs and expenses is given by the Purchaser or the relevant Company to the Sellers.

11.7.6 No payment shall be treated as made by the Sellers under Clause 11.7.4 until and to the extent that cleared funds are available in respect of it to a Company or to the Purchaser.

11.7.7 If the Sellers fail to pay any sum due from them under this Clause 11.7 on the due date for payment they shall pay interest on that sum from the due date until actual payment at the rate of 3 per cent. per annum above the base rate for the time being of ABN Amro Bank N.V.

     (i) 11.7.8 The obligation contained in paragraph (a) of Clause 11.7.4 does not apply to a payment of Tax by a Group Company, nor do the obligations contained in paragraphs (b) and (c) of Clause 11.7.4 apply to the non-availability, loss, cancellation or reduction of a repayment of Tax or of a Deferred Relief: (a) to the extent that allowance, provision or reserve for the payment is made in the Last Accounts; or (b) to the extent that it arises or is increased as a result only of a retrospective change in tax law (including increases in the rates of Tax and changes in published practice) announced after the date of this Agreement; or (c) which would not have arisen but for a voluntary act carried out by the Purchaser or a Company after the date of this Clause 11.7 being an act which: (i) is not in the ordinary course of its normal business; (ii) could reasonably have been avoided; (iii) the Purchaser or the Company was aware or ought reasonably to have been aware would give rise to the Tax in question;

(b) to the extent that it arises directly or indirectly as a result of a transaction or other matter in the ordinary course of business of any of the Companies between the Last Accounts Date and Completion;

11.7.9 No liability on the part of the Sellers under this Clause 11.7 shall exist for any Taxation after the ninetieth day following the expiry of the limitation period applying to the relevant authorities in respect of that Taxation.

11.7.10 If the Sellers make a payment under sub-clause 11.7.4 and subsequently and before the [first] anniversary of Completion, the Purchaser or the Company receives from another person (other than the Purchaser) a payment in respect of the Tax in question (which is not received by reason of a Relief other than a Pre-Completion Relief), the Purchaser shall repay to the Sellers the amount received (less any costs of recovering the amount and any payment of Tax on such amount) to the extent it does not exceed the payment originally made by the Sellers.

11.8 For the avoidance of doubt, it is understood that the liability of the Sellers under this Clause 11 is not limited or restricted by the contents of the Disclosure Letter or the Purchaser's Due Diligence Reports or by any actual or constructive knowledge on the part of the Purchaser or any of its agents, whether obtained through any investigation or otherwise.

11.8.1 If the Purchaser or a Group Company becomes aware of any Tax Claim, the Purchaser shall give or procure that notice in writing is given to the Sellers as soon as reasonably practicable, and in any event within 30 days specifying the Tax Claim in reasonable detail; and

(a) if the Purchaser wishes to contest such Tax Claim, shall cause the relevant Group Company to consult as fully as is reasonably practicable with the Sellers as regards the conduct of any proceedings arising out of such Tax Claim; and

(b) if the Purchaser does not wish to contest such Tax Claim, the Purchaser shall cause the relevant Group Company to take such action as the Sellers shall reasonably request to avoid, resist or compromise any such Tax Claim (subject to the relevant Group Company being entitled to employ its own legal advisers and being indemnified and secured to its reasonable satisfaction by the Sellers against all losses, costs, damages and expenses, including those of its legal advisers, incurred in connection with such Tax Claim) provided that the Purchaser shall not be required to take any action which could, in its opinion, materially interfere with the conduct of the business of any Group Company.

SECTION 12  WITHHOLDING TAX AND GROSSING UP

CLAUSE 12.1 All sums payable by the Sellers under this Agreement shall be paid free and clear of all deductions or withholdings unless and to the extent that the deduction or withholding is required by law, in which event the Sellers shall pay such additional amount as shall be required to ensure that the net amount received by the payee hereunder will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

SECTION 13  ENTIRE AGREEMENT

CLAUSE 13.1 This Agreement, the Disclosure Letter, the Confidentiality Agreement and (to the extent that it constitutes a qualification of the Warranties) the Purchaser's Due Diligence Reports together with the documents in the agreed form constitute the entire agreement and understanding between the parties in connection with the sale and purchase of the Shares. This Agreement shall, with effect from Completion, supersede all prior written and/or oral agreements between the parties, including without limitation the Proposal Letter dated 6 October 1997, which shall cease to have any further force or effect, and neither party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement. No party shall be under any liability or shall have any remedy in respect of misrepresentation or untrue statement unless and to the extent that a claim lies under this Agreement.

CLAUSE 13.2 Each party hereby irrevocably waives its right to seek dissolution of this Agreement after Completion.

SECTION 14  VARIATION AND JOINT AND SEVERAL LIABILITY

CLAUSE 14.1 No variation of this Agreement (or of any of the documents referred to herein) shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

CLAUSE 14.2 Where in this Agreement any liability is undertaken by two or more persons the liability of each of them shall be joint and several.

SECTION 15  ASSIGNMENT

CLAUSE 15.1 It is agreed and acknowledged by the Sellers that the Purchaser may at any time assign its rights to acquire the Shares hereunder or, after Completion, sell all of the Shares to any other member of the Purchaser's Group. Accordingly, the Sellers agree that the benefit of the Warranties may be assigned (in whole or in part) by the Purchaser to any other member of the Purchaser's Group without any further consent of the Sellers being required, and may be enforced by any member of the Purchaser's Group which is the legal and beneficial owner for the time being of all or part of the Shares as if it were the Purchaser under this Agreement.

CLAUSE 15.2 Subject to Clause(s) 15.1 and 15.3, no party shall be entitled to assign the benefit of any provision of this Agreement without the prior written approval of the other parties.

CLAUSE 15.3 The Purchaser may (if required) assign its rights under this Agreement by way of security to any bank(s) and/or financial institution(s) lending money or making other banking facilities available to the Purchaser or any other member of the Purchaser's Group for the acquisition of the Shares.

SECTION 16  CONFIDENTIALITY AND ANNOUNCEMENTS

CLAUSE 16.1 No announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of the Sellers or the Purchaser without the prior written approval of the other (such approval not to be unreasonably withheld or delayed). This shall not affect any announcement or circular required by law or regulatory authority or the rules of any stock exchange.

CLAUSE 16.2 The parties to this Agreement shall keep the contents of this Agreement confidential and none of the parties shall disclose any matter contained herein or in any of the agreed documents to any third party without the express prior written consent of the other parties save where, and only to the extent, required by law, regulatory authority or the rules of any Stock Exchange to do so.

SECTION 17  COSTS

CLAUSE 17.1 Each of the parties shall pay its own Costs incurred in connection with the negotiation, preparation and implementation of this Agreement. The Sellers agree that any expenses, including any advisors' fees and stamp and transfer taxes, incurred by any Group Company in connection with the sale of the Company and the execution and performance of this Agreement ("TRANSFER COSTS") shall be for the account of the Sellers and accordingly jointly and severally agree to reimburse the relevant Group Company on demand in respect of any Transfer Costs born by any such Group Company other than any Transfer Costs which were ascertainable at Completion and which reduced the Purchase Price in accordance with Clause 3.1. For the avoidance of doubt, the Purchaser shall bear its own advisor's fees and any stamp and transfer taxes attributable to the Purchaser in respect of the sale of the Company.

SECTION 18  PARTIAL INVALIDITY

CLAUSE 18.1 PARTIAL INVALIDITY If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any applicable jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

SECTION 19  REMEDIES AND WAIVERS

CLAUSE 19.1 REMEDIES AND WAIVERS No failure by the Purchaser to exercise, nor any delay by the Purchaser in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

SECTION 20  FURTHER ASSURANCE

CLAUSE 20.1 Each party shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the other party, (being the Sellers in relation to the Purchaser and the Purchaser in relation to the Sellers) may from time to time reasonably require, whether on or after Completion, for the purpose of giving to the other party the full benefit of all of the provisions of this Agreement.

CLAUSE 20.2 The Sellers shall procure that there is made available to the Purchaser at such time(s) and place(s) as the Purchaser may reasonably direct all information in the possession or under the control of the Sellers which the Purchaser may from time to time reasonably require, whether before or after Completion, in relation to the business and affairs of the Group.

SECTION 21  NOTICES

CLAUSE 21.1 COMMUNICATIONS IN WRITING Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

CLAUSE 21.2 DELIVERY Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by 15 days' written notice to the other specified another address) be made or delivered to that other person at the address identified in clause 21.3 with its signature and shall be deemed to have been made or delivered when despatched (in the case of any communication made by fax or (in the case of any communication made by letter) when left at the address or (as the case may be) 5 days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that any communication or document to be made or delivered by any party shall be effective only when received by the other party(ies) and then only if the same is expressly marked for the attention of such department or officer as the Purchaser shall from time to time specify for this purpose.

CLAUSE 21.3 COMMUNICATION DETAILS The address of the parties for the purpose of Clause 21.1 are as follows:

SELLERS:                 The address and fax numbers set out in column (3) of
                         Schedule 1.

GUARANTORS:

K. Mommers
Address:                 Negen-Novemberweg 5
                         5916 LD Venlo, The Netherlands

P. Mommers
Address:                 Bisschopp Schrijnenstraat 9
                         6041 XK, Roermond, The Netherlands

PURCHASER/VGL:           Address:
                         101 South Hanley Road, Suite 400
                         St. Louis, MO 63105

For the attention of:    David M. Sindelar
Fax:                     (314) 746 2299

WITH COPIES TO:          Hicks, Muse, Tate & Furst Incorporated
Address:                 200 Crescent Court
                         Suite 1600
                         Dallas, Texas 75201
For the attention of:    Lawrence D. Stuart, Jr.
Fax:                     (314) 740 7313

Address:                 Mills & Partners
                         101 South Hanley Road, Suite 400
                         St. Louis, MO 63105
For the attention of:    David M. Sindelar
Fax:                     (314) 746 2251

SECTION 22  GOVERNING LAW AND CHOICE OF FORUM

CLAUSE 22.1 DUTCH LAW This Agreement shall be governed by, and shall be construed in accordance with, the laws of the Netherlands.

CLAUSE 22.2 ARBITRATION Any differences arising out of this Agreement or any further agreements resulting herefrom shall be referred to arbitration in Amsterdam where the rules of the Netherlands Arbitration Institute shall apply. The arbitral panel shall consist of three arbitrators appointed by agreement between the parties or, in default of agreement, nominated on application of either party by the President for the time being of the Law Society of England and Wales. The arbitration shall take place in Amsterdam and the proceedings shall be conducted in the English language.

SECTION 23  COUNTERPARTS

CLAUSE 23.1 COUNTERPARTS This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

AS WITNESS this Agreement has been signed on behalf of the parties the day and year first before written.

                                   SCHEDULE 1

    (1)                          (2)                   (3)                 (4)
   SELLER                       SHARES            ADDRESS & FAX        PERCENTAGE
Mommers                       1,255,000         Peutenweg 2, 6101         50.2
Beleggingen Echt            6% preference       VZ ECHT, the
BV                        shares of NLG 1       Netherlands

Beheermaatschappij             830,000          Postbus 34, 6100 AA       33.2
Mommers Print            ordinary shares of     Echt,
Service B.V.                   NLG 1

K.Mommers Beheer               415,000          Negen-Novemberweg         16.6
Bv                       ordinary shares of     5, 5916 LD Venlo,
                               NLG 1            the Netherlands

                                   SCHEDULE 2

                        THE COMPANY AND THE SUBSIDIARIES

                                     PART A

                             DETAILS OF THE COMPANY

1.     NAME:                                   Print Service Holding N.V.

2.     DATE OF INCORPORATION:                  19th January 1988

3.     REGISTERED OFFICE:                      Roermond

4.     CLASS OF COMPANY:                       Private

5.     MEMBERS OF MANAGEMENT BOARD:            J. Michiels

6.     MEMBERS OF SUPERVISORY BOARD:           M. Sprengers, A. van Oijen, P.
                                               Mommers-Linssen

7.     SHARE CAPITAL:                          NLG 5,000,000 authorised
                                               NLG 2,500,000 issued (1,255,000
                                               6% preference shares of NLG 1
                                               and 1,245,000 ordinary shares
                                               of NLG 1)

8.     SHAREHOLDERS:                           Beheermaatschappij Mommers Print
                                               Service BV (830,000 ordinary),
                                               K. Mommers Beheer BV (415,000
                                               ordinary), Mommers Beleggingen
                                               Echt BV(1,255,000 preference)

9.     LAST ACCOUNTS DATE:                     31st December 1996

10.    TAX RESIDENCE:                          The Netherlands

11.    SUBSIDIARIES:                           Print Belgie Beheer BV
                                               Mommers Vastgoed BV
                                               Mommers Print Service BV
                                               Momm BV
                                               Alex Cars BV
                                               MPS France SARL (5%)

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                            Mommers Print Service B.V.

2.     DATE OF INCORPORATION:           13th May 1983

3.     REGISTERED OFFICE:               Roermond

4.     CLASS OF COMPANY:                Private

5.     MEMBERS OF MANAGEMENT BOARD:     Company, G. Macssen, F. Smulders, J.
                                        Michiels

6.     MEMBERS OF SUPERVISORY BOARD:    None registered

7.     SHARE CAPITAL:                   NLG 100,000 authorised
                                        NLG 35,000 issued (35 shares of NLG
                                        1,000)

8.     SHAREHOLDERS:                    Company

9.     BUSINESS:                        Manufacturing of circuit boards,
                                        holding companies with same activities

10.    LAST ACCOUNTS DATE:              31st December 1996

11.    TAX RESIDENCE:                   The Netherlands

12.    SUBSIDIARIES:                    None

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                          Print Belgie Beheer B.V.

2.     DATE OF INCORPORATION:         1st October 1987

3.     REGISTERED OFFICE:             Roermond

4.     CLASS OF COMPANY:              Private

5.     MEMBERS OF MANAGEMENT BOARD:   Company

6.     MEMBERS OF SUPERVISORY BOARD:  None

7.     SHARE CAPITAL:                 NLG 2,000,000 authorised
                                      NLG 2,000,000 issued (2,000 shares of
                                      NLG 1,000)

8.     SHAREHOLDERS:                  Company

9.     BUSINESS:                      Holding activities (dormant)

10.    LAST ACCOUNTS DATE:            31 December 1996

11.    TAX RESIDENCE:                 The Netherlands

12.    SUBSIDIARIES:                  Print Belgie Holding BV

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                           Print Belgie Holding B.V.

2.     DATE OF INCORPORATION:          1st October 1987

3.     REGISTERED OFFICE:              Roermond

4.     CLASS OF COMPANY:               Private

5.     MEMBERS OF MANAGEMENT BOARD:    Print Belgie Beheer BV

6.     MEMBERS OF SUPERVISORY BOARD:   None

7.     SHARE CAPITAL:                  NLG 100,000 authorised
                                       NLG 50,000 issued (50 shares of
                                       NLG 1,000)

8.     SHAREHOLDERS:                   Print Belgie Beheer BV

9.     BUSINESS:                       Holding activities (dormant)

10.    LAST ACCOUNTS DATE:             31 December 1996

11.    TAX RESIDENCE:                  The Netherlands

12.    SUBSIDIARIES:                   None

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                          Mommers Vastgoed B.V.

2.     DATE OF INCORPORATION:         13 May 1983

3.     REGISTERED OFFICE:             Roermond

4.     CLASS OF COMPANY:              Private

5.     MEMBERS OF MANAGEMENT BOARD:   Company

6.     MEMBERS OF SUPERVISORY BOARD:  None registered

7.     SHARE CAPITAL:                 NLG 100,000 authorised
                                      NLG 35,000 issued

8.     SHAREHOLDERS:                  Company

9.     BUSINESS:                      Sale, purchase and rent of real estate
                                      and construction

10.    LAST ACCOUNTS DATE:            31 December 1996

11.    TAX RESIDENCE:                 The Netherlands

12.    SUBSIDIARIES:                  None

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                         Momm B.V.

2.     DATE OF INCORPORATION:        1 October 1987

3.     REGISTERED OFFICE:            Roermond

4.     CLASS OF COMPANY:             Private

5.     MEMBERS OF MANAGEMENT BOARD:  Company

6.     MEMBERS OF SUPERVISORY BOARD: None

7.     SHARE CAPITAL:                NLG 100,000 authorised
                                     NLG 50,000 issued (50 shares of NLG 1,000)

8.     SHAREHOLDERS:                 Company

9.     BUSINESS:                     Holding activities (dormant)

10.    LAST ACCOUNTS DATE:           31 December 1996

11.    TAX RESIDENCE:                The Netherlands

12.    SUBSIDIARIES:                 Mommers Print Service France SARL(95%)
                                     Masthof BV (25%)
                                     Eurasem B.V. (1.44%)
                                     Toray Trading A.G.

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                         European Semiconductor Assembly
                                     (Eurasem) B.V.

2.     DATE OF INCORPORATION:        1 May 1987

3.     REGISTERED OFFICE:            Nijmegen

4.     CLASS OF COMPANY:             Private

5.     MEMBERS OF MANAGEMENT BOARD:  G. De Clercq

6.     MEMBERS OF SUPERVISORY BOARD: None

7.     SHARE CAPITAL:                NLG 40,000,000 authorised
                                     NLG 9,034,612 issued

8.     SHAREHOLDERS:                 Momm BV (1.44%)

9.     BUSINESS:                     Assembly of integrated switches

10.    LAST ACCOUNTS DATE:           31 December 1996

11.    TAX RESIDENCE:                The Netherlands

12.    SUBSIDIARIES:                 None

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                          Masthof B.V.

2.     DATE OF INCORPORATION:         23 September 1987

3.     REGISTERED OFFICE:             Beek, Limburg

4.     CLASS OF COMPANY:              Private

5.     MEMBERS OF MANAGEMENT BOARD:   L. Masthoff

6      MEMBERS OF SUPERVISORY BOARD:  None

7.     SHARE CAPITAL:                 NLG 100,000 authorised
                                      NLG 40,000 issued (40 shares of NLG 1,000)

8.     SHAREHOLDERS:                  Momm BV (25%), L. Masthoff, J. Habets,
                                      N. Bechtel

9.     BUSINESS:                      Realisation of building projects and sale
                                      of inventory and producers' goods

10.    LAST ACCOUNTS DATE:

11.    TAX RESIDENCE:                 The Netherlands

12.    SUBSIDIARIES:

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                          Torag Trading A.G.

2.     DATE OF INCORPORATION:         15 August 1974

3.     REGISTERED OFFICE:             Neuhausen am Rheinfall, Switzerland

4.     CLASS OF COMPANY:              Private

5.     MEMBERS OF MANAGEMENT BOARD:   K. Mommers, E. Huber, M. Hirt,
                                      M. Huber-Tussinger

6.     MEMBERS OF SUPERVISORY BOARD:  None

7.     SHARE CAPITAL:                 CHF 50,000 issued (50 shares of CHF 1,000)

8.     SHAREHOLDERS:                  Momm B.V.

9.     BUSINESS:                      [Swiss representative office]

10.    LAST ACCOUNTS DATE:            31.12.96

11.    TAX RESIDENCE:                 Switzerland

12.    SUBSIDIARIES:                  None

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                          Mommers Print Service France SARL

2.     DATE OF ESTABLISHMENT:         20 January 1983

3.     REGISTERED OFFICE:             Les Thilliers en Vexin, France

4.     CLASS OF COMPANY:              Societe autonyme

5.     MEMBERS OF MANAGEMENT BOARD:   K. Mommers

6.     MEMBERS OF SUPERVISORY BOARD:  None

7.     SHARE CAPITAL:                 FF 100,000 authorised
                                      FF 100,000 issued (400 shares of FF 250)

8.     SHAREHOLDERS:                  Company (5%)
                                      Momm BV (95%)

9.     BUSINESS:                      French representative office

10.    LAST ACCOUNTS DATE:            31.12.96

11.    TAX RESIDENCE:                 [France]

12.    SUBSIDIARIES:                  None

                                     PART B

                             DETAILS OF SUBSIDIARIES

1.     NAME:                           Alex Cars B.V.

2.     DATE OF INCORPORATION:          4 September 1986

3.     REGISTERED OFFICE:              Roermond

4.     CLASS OF COMPANY:               Private

5.     MEMBERS OF MANAGEMENT BOARD:    Company

6.     MEMBERS OF SUPERVISORY BOARD:   None

7.     SHARE CAPITAL:                  NLG 100,000 authorised
                                       NLG 40,000 issued (40 shares of
                                       NLG 1,000)

8.     SHAREHOLDERS:                   Company

9.     BUSINESS:                       (Whole)sale and lease of means of
                                       transportation

10.    LAST ACCOUNTS DATE:             31 December 1996

11.    TAX RESIDENCE:                  The Netherlands

12.    SUBSIDIARIES:                   None

                                   SCHEDULE 3

                                 THE WARRANTIES

                                PART A : GENERAL

INFORMATION

DISCLOSURE

1.1(a) There are fully and accurately set out in or annexed to the Disclosure Letter all facts and matters which are necessary to qualify the statements set out in this Schedule in order that such statements, as so qualified, are true, accurate and not misleading.

(b) As at 31 December 1997, there were no other facts or matters which might reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Group, taken as a whole.

(c) All information set out in or annexed to the Disclosure Letter is true, complete and accurate and not misleading in any respect.

THE GROUP

THE COMPANY AND THE SHARES

2.1(a) All of the Subsidiaries, except for Torag Trading AG and M.P.S. France SARL are private companies with limited liability (besloten vennootschappen met beperkte aansprakelijkheid), duly organised and validly existing under the laws of The Netherlands, with all requisite power to carry on their business as presently conducted.

(b) Torag Trading AG and M.P.S. France SARL are duly incorporated and validly existing at the date hereof under the laws of Switzerland and France respectively with all requisite power to carry on its business as presently conducted.

(c) All Group Companies are registered at the commercial registry of the relevant Chamber of Commerce (respectively at the equivalent thereof in respect of the non-Dutch subsidiaries) in accordance with applicable law, and the information contained in the extracts of such registrations at the Chamber of Commerce is true, accurate and complete.

(d) The Sellers are the sole legal and beneficial owners, free from all security interests, options, equities, claims or other third party rights (including voting rights and rights of pre-emption) of any nature whatsoever, of the Shares referred to opposite their respective names in Schedule 1, and have full authority to sell and transfer such Shares.

(e) The Shares constitute all of the issued and outstanding share capital of the Company. In the aggregate the Sellers hold all of the outstanding issued share capital of the Company. All of the Shares and the shares in the Subsidiaries have been duly authorised, validly issued and are all paid up in full.

(f) No person is entitled or has claimed to be entitled to require any Group Company to issue any share capital either now or at any future date, and no decision to such effect has been made. There is no option, right of pre-emption, right to acquire, charge, pledge, encumbrance or any other form of security right on, over or affecting any of the Shares or any shares in the capital of any Subsidiary nor is there any commitment to give or create any of the foregoing, and no person had claimed to be entitled to any of the forgoing.

(g)       The information in respect of the Company set out in Part A of
          Schedule 2 is true and accurate.

(h) The Company is a public company with limited liability (naamloze vennootschap), duly organised and validly existing under the laws of The Netherlands, with all requisite power to carry on its business as presently conducted. No resolution has been adopted and no other action has been taken to amend these Articles.

(i) There are no existing agreements with, options or rights of, or commitments to any person to acquire any of the Shares or any of the assets of the Company or any interest therein.

THE SUBSIDIARIES

2.2(a) The Company is (or a Subsidiary is) the sole legal and beneficial owner of the whole of the issued share capital of each of the Subsidiaries free from all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever.

(b) The information in respect of each of the Subsidiaries set out in Part B of Schedule 2 is true and accurate.

OTHER INTERESTS

2.3 No Group Company owns or has any interest of any nature whatsoever in any shares, debentures or other securities issued by any undertaking other than the Subsidiaries, nor has it any branch, agency or other place of business or permanent establishment, except as shown in Schedule 2.

OWNERSHIP OF SELLERS

2.4 The Guarantors are the ultimate beneficial owners of the Sellers and no other person owns or is otherwise interested in any equity share capital of either of the Sellers.

FINANCIAL MATTERS

ACCOUNTS

3.1(a) The Last Accounts give a true and fair view of the state of affairs of the Company and its subsidiary undertakings as at the Last Accounts Date and of their results for the financial year ended on the Last Accounts Date, have been prepared under the historical cost convention and in accordance with generally accepted accounting principles of the Netherlands consistently applied throughout the periods involved, in accordance with the annual accounts specimen decree (Besluit Modellen jaarrekening). The balance sheets contained in the Last Accounts fairly, accurately and completely present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company and its Subsidiaries at the dates indicated, and the statements of income, cash flow and changes in shareholders equity contained in the Accounts fairly, accurately and completely present the consolidated results of operations, cash flow and changes in shareholders equity of the Company and its Subsidiaries for the periods indicated.

3.2(a) The Internal Monthly Financial Statements have been prepared in accordance with generally accepted accounting principles of the Netherlands consistently applied throughout the periods involved, except for the preparation thereof without footnotes and except for adjustments necessary to present fairly the consolidated financial position and results of operations of the Company and its Subsidiaries for the periods then ended (all of which adjustments are of a normal recurring nature and none of which individually or in the aggregate would be material to the Company and its Subsidiaries). The consolidated balance sheets contained in the Internal Monthly Financial Statements fairly, accurately and completely present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company and its Subsidiaries other than Momm B.V. and Print Belgie Beheer B.V. at the dates indicated, and the consolidated statements of income, cash flow and changes in shareholders equity contained in the Internal Monthly Financial Statements fairly, accurately and completely present the consolidated results of operations, cash flow and changes in shareholders equity of the Company and its Subsidiaries other than Momm B.V. and Print Belgie Beheer B.V. for the periods indicated.

(b)       Without limiting the generality of paragraph (a):

          (i) the Accounts of each Group Company either make full provision for or disclose all liabilities and Indebtedness or Surviving Seller Indebtedness, all outstanding capital commitments and all bad or doubtful debts of the relevant Group Company and its subsidiary undertakings as at the date to which they are made up, in accordance with generally accepted accounting principles of the Netherlands;

          (ii) all work-in-progress valued in the Accounts of each Group Company was valued on a basis excluding profit;

          (iii) except as stated in the Last Accounts, no changes in the accounting policies were made by any Group Company in the financial year ended on the Last Accounts Date or in the period covered by the Internal Monthly Financial Statements;

          (iv) the results shown by the Accounts of each Group Company for the period covered by the Accounts were not (except as therein disclosed) affected by any extraordinary or exceptional item or by any other factor rendering such results for all or any of such periods unusually high or low;

          (v) the accounts receivable of each Group Company which are either reflected in the Accounts or were created subsequent to the Accounts and which will be reflected in the books of each Group Company on the Completion Date have arisen or will arise, as the case may be, out of transactions in the ordinary course of business consistent with past practice, are not subject to valid defences, set-offs, or counterclaims, and are on average collectible within [90] days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing in the Accounts, the recorded allowance for collection losses in the Accounts, determined in accordance with generally accepted accounting principles of the Netherlands consistent with past practice; and

          (vi) all stock of each Group Company used in the conduct of its business, including without limitation raw materials, work-in-progress, and finished goods, reflected in the Accounts or acquired since the date thereof (A) was acquired and has been maintained in the ordinary course of business,
                    (B) is of good and merchantable quality, (C) consists substantially of a quality, quantity, and condition usable, leasable, or saleable in the ordinary course of business,
                    (D) is valued at the lower of cost or market, and (E) is not subject to any extraordinary write-down or write-off.

POSITION SINCE 30 SEPTEMBER

3.3(a) Since 30 September 1997 there has been no material adverse change in the business, condition (financial or otherwise), results of operations or prospects of any Group Company and no event, fact or matter has occurred which is reasonably likely to give rise to any such change.

(b)       Since 30 September 1997:

          (i) the business of each Group Company has been carried on in the ordinary and usual course consistent with past practices and no Group Company has made or agreed to make any payment other than routine payments in the ordinary and usual course consistent with past practices;

          (ii) no dividend or other distribution has been declared, paid or made by any Group Company (except for during the period from 30 September 1997 to 30 December 1997 only, for any dividends provided for in the Internal Monthly Financial Statements of that Group Company);

          (iii) no share or loan capital, options, warrants or other securities has been allotted or issued or agreed to be allotted or issued by any Group Company (other than to another Group Company);

          (iv) there has been no material change in the level of borrowing or in the working capital requirements of any Group Company;

          (v) there have been no material transactions between any Group Company and any Seller or any officer or Board Member of any Group Company;

          (vi) no contract, liability or commitment (whether in respect of capital expenditure or otherwise) has been entered into by any Group Company which provides for a term of more than six months or which involved or could involve an obligation of a material nature or magnitude (a liability for expenditure in excess of NLG 150,000 being included as "material" for this purpose);

          (vii) no Group Company has (whether in the ordinary and usual course of business or otherwise) acquired or disposed of, or agreed to acquire or dispose of, any business or any asset having a value in excess of NLG 150,000;

          (viii) no debtor has been released by any Group Company on terms that it pays less than the book value of its debt and no debt in excess of NLG 150,000 owing to any Group Company has been deferred, subordinated or written off or has proved to any extent irrecoverable;

          (ix) no change has been made in terms of employment, including pension fund commitments, by any Group Company (other than those required by law) which could increase the total staff costs of the Group by more than NLG 300,000 per annum or the remuneration of any one director or employee by more than NLG 50,000 per annum; (X) there has been no unusual increase or decrease in the level of the stock and/or work-in-progress of any Group Company;

          (xi) there has been no material increase or decrease in the levels of debtors or creditors or in the average collection or payment periods for the debtors and creditors respectively;

          (xii) no Group Company has repaid any borrowing or indebtedness in advance of its stated maturity;

          (xiii) no resolution of the members of any Group Company has been passed whether in general meeting or otherwise (other than resolutions relating to the routine business of annual general meetings); and

          (xiv) the business of each Group Company has not been materially affected by any abnormal factor not affecting to a similar extent generally all companies carrying on similar businesses in the Netherlands.

ACCOUNTING AND OTHER RECORDS

3.4(a)    The statutory books, books of account and other records of each Group
          Company:

          (i) are up-to-date and have been maintained in accordance with all applicable laws and generally accepted accounting practices of the Netherlands on a proper and consistent basis;

          (ii) comprise complete and accurate records of all information required to be recorded therein; and

          (iii) are in its possession or under its control together with all documents of title and executed copies of all existing agreements to which the relevant Group Company is a party.

(b) All accounts, documents and returns required by law to be delivered or made by any Group Company to the Commercial Register of the Chamber of Commerce or any other authority have been duly and correctly delivered or made.

ACCOUNTING REFERENCE DATE

3.5 The Accounts Date of each Group Company is, and during the last five years always has been, the last day of the last month of the year specified in
Schedule 1 in respect of that Group Company.

PROJECTIONS

3.6 The financial projections for the Group for the financial year ending on 31 December 1998, copies of which have been provided to the Purchaser and are annexed to the Disclosure Letter, have been prepared in good faith and are based on reasonable assumptions.

3.7 Neither Print Belgie Beheer B.V. nor Momm B.V. has any liabilities or is subject to any obligations, whether conditional or unconditional, contingent or vested.

DEBT POSITION

DEBTS OWED TO THE GROUP

4.1(a)    There are no debts owing to any Group Company other than:

          (i)       the intra-group indebtedness; and

          (ii) other trade debts incurred in the ordinary and usual course of business, consistent with past practices which do not exceed NLG 600,000 in aggregate for the Group as a whole (and none of which individually exceeds NLG 150,000).

(b) The book debts shown in the Internal Monthly Financial Statements of each Group Company have realised, or will realise within a period of three (3) months, their nominal amount less any specific provision for bad or doubtful debts included in such accounts. The book debts incurred by each Group Company since the accounting date of the last Internal Monthly Financial Statements and which are outstanding as at the date of this Agreement will realise within three (3) months from such date not less than 95 per cent. of their nominal amount.

DEBTS OWED BY THE GROUP

4.2(a) No Group Company has outstanding any borrowing or Indebtedness or Surviving Seller Indebtedness other than borrowings and Indebtedness or Surviving Seller Indebtedness the details of which as at the date hereof are set out in the Accounts.

(b) No Group Company has received any notice to repay under any agreement relating to any borrowing or Indebtedness or Surviving Seller Indebtedness which is repayable on demand.

(c) There has not occurred any event of default or any other event or circumstance which would entitle any person to call for early repayment under any agreement relating to any borrowing or Indebtedness or Surviving Seller Indebtedness of any Group Company or to enforce any security given by any Group Company (or, in either case, any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

(d) except as set out in the Disclosure Letter, no Group Company has any liability or obligation to the Sellers, the Guarantors, any of their respective Affiliates or any Former Subsidiary.

REPAYMENT OF SELLER DEBT

4.3 No repayment of Seller Indebtedness or Surviving Seller Indebtedness has been made or agreed to be made at or prior to Completion, other than pursuant to this Agreement.

REGULATORY MATTERS

LICENCES

5.1(a) Each Group Company has obtained all licences, permissions, authorisations and consents required for carrying on its business effectively in the places and in the manner in which such business is now carried on and a summary of all such licences, permissions, authorisations and consents is set out in the Disclosure Letter.

(b) The licences, permissions, authorisations and consents referred to in paragraph (A) are in full force and effect, are not limited in duration or subject to any unusual or onerous conditions and have been complied with in all material respects.

(c) To the best knowledge of the Sellers, there are no circumstances which indicate that any of the licences, permissions, authorisations or consents referred to in paragraph (A) will or are reasonably likely to be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Shares by the Purchaser or otherwise).

COMPLIANCE WITH LAWS

5.2(a) Each Group Company and each of their corporate bodies has conducted its business and corporate affairs in accordance with its Articles of Association and in all material respects with all applicable laws and regulations (whether of the Netherlands or any other jurisdiction).

(b) No Group Company is subject to any order, decree or judgment of any court or any governmental or regulatory authority (whether of the Netherlands or any other jurisdiction).

COMPETITION AND FAIR TRADING LAWS

5.3(a) No Group Company is a party to (or is concerned in) any agreement, arrangement, concerted practice or course of conduct which (i) contravenes Dutch Competition Act ("Mededingingwet") or (ii) falls within Article 85 and/or Article 86 of the Treaty of Rome; or (iii) falls within Article 53 and/or Article 54 of the Agreement on the European Economic Area; or (iv) otherwise infringes the competition legislation or practice of any other jurisdiction.

(b) No Group Company has received any process, notice or other communication (formal or informal) by or on behalf of Netherlands competition authorities, the Commission of the European Communities, the EFTA Surveillance Authority or any other authority having jurisdiction in competition matters in relation to any aspect of the business of any Group

          Company or any agreement, arrangement, concerted practice or course of conduct to which any Group Company is, or is alleged to be, a party.

(c) No Group is involved in any practice or agreement as a result of which it is reasonably likely to receive any such process, notice or communication as is referred to in paragraph (b).

(d) No Group Company is subject to any order or judgment given by any court or governmental or regulatory authority, or party to any undertaking or assurance given to any such court or authority, in relation to competition matters which is still in force.

(e) The Group as a whole does not make sales into the United States in an amount exceeding US$20,000,000 per annum and does not have any assets in the United States whose value exceeds US$10,000,000.

THE GROUP'S ASSETS

OWNERSHIP

6.1(a) For the purpose of this Warranty 6.1, ASSETS shall not include the Properties, to which the provisions of Part B of this Schedule shall apply.

(b) Each of the assets included in the Internal Monthly Financial Statements of each Group Company or acquired by it since the last Internal Monthly Financial Statements (other than assets sold in the ordinary course of business) is the absolute property of that Group Company. Those assets are not the subject of any security interest or any assignment, equity, option, right of pre-emption, right of first refusal, royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement, conditional sale or credit sale agreement, agreement for payment on deferred terms or any similar agreement or arrangement (or any agreement or obligation, including a conditional obligation, to create or enter into any of the foregoing) except for:

          (i) any hire or lease agreement in the ordinary course of business involving expenditure of less than NLG 150,000 per annum (where the aggregate expenditure of the Group under all such agreements is less than NLG 600,000 per annum);

          (ii) title retention provisions in respect of goods and materials supplied to the Group in the ordinary course of business; and

          (iii) the security interests, if any, reflected in the Internal Monthly Financial Statements and liens arising in the ordinary course of business by operation of law.

POSSESSION AND THIRD PARTY FACILITIES

6.2(a) All of the assets owned by each Group Company, or in respect of which any Group Company has a right of use, are in the possession or under the control of that Group Company.

(b) Where any assets are used but not owned by any Group Company or any facilities or services are provided to any Group Company by any third party, there has not occurred any event of default or any other event or circumstance which may entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

ADEQUACY OF ASSETS

6.3(a) The assets of each Group Company and the facilities and services to which each Group Company has a contractual right include all material rights, properties, assets, facilities and services necessary for the carrying on of the business of that Group Company in the manner in which it is currently carried on.

(b) No Group Company depends in any material respect upon the use of assets owned by, or facilities or services provided by, the Sellers, the Guarantors their respective Affiliates or any Former Subsidiary.

CONDITION

6.4 All the plant, machinery, equipment and vehicles used by each Group Company are in a good state of repair (ordinary wear and tear excepted) and have been regularly and properly maintained in accordance with appropriate technical specifications, safety regulations and the terms and conditions of any applicable agreement and are capable of being efficiently and properly used for the purposes for which they were acquired or are retained.

PLANT REGISTERS

6.5 The plant registers of each Group Company comprise a complete and accurate record of all the plant, machinery, equipment and vehicles owned or possessed by that Group Company.

INSURANCES

6.6(a) There is set out in the Disclosure Letter a summary of the insurances maintained by or covering members of the Group. Such insurances are in full force and effect and, to the best knowledge of the Sellers, there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and Completion will not have the effect of terminating, or entitling any insurer to terminate, cover under any such insurance.

(b) All material claims under the insurances have been timely filed and there are no present circumstances giving rise to any further claim under any insurance.

PROPERTY TRANSFERS

6.7 Since 1 October, 1997, except as disclosed no transfer of any assets has been made or agreed to be made between the Company and Seller (other than the Company) or any affiliate thereof.

INTELLECTUAL PROPERTY RIGHTS

REGISTERED RIGHTS

7.1(a) The Disclosure Letter contains true, complete and accurate lists of all Intellectual Property Rights registered or sought to be registered in any jurisdiction which are held or beneficially owned by each Group Company. The relevant Group Company is the sole legal holder of such Intellectual Property Rights.

(b) No act has been done or omitted to be done and no event has occurred or is reasonably likely to occur which may render any of such Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment or may prevent the grant or registration of a valid Intellectual Property Right pursuant to a pending application.

CHARGES

7.2 The Intellectual Property Rights which are owned or otherwise used by a Group Company are not subject to any mortgage, charge, lien or other security interest.

INFRINGEMENT

7.3(a) None of the operations of the Group infringe, or are reasonably likely to infringe, any rights held by any third party or involve the unauthorised use of confidential information disclosed to any Group Company in circumstances which might entitle a third party to make a claim against a Group Company.

(b) No claim has been made by any third party which alleges any infringing act or process which would fall within paragraph (A) above or which otherwise disputes the right of any Group Company to use any Intellectual Property Rights relating to its business and the Sellers are not aware of any circumstances (including any act or omission to act) reasonably likely to give rise to such a claim.

(c) There exists no actual or threatened infringement by any third party of any Intellectual Property Rights held or used by a Group Company (including misuse of confidential information) or any event reasonably likely to constitute such an infringement nor has a Group Company acquiesced in the unauthorised use by any third party of any such Intellectual Property Rights.

EMPLOYEE CLAIMS

7.4 No claims have been made or threatened by employees or ex-employees under any statutory inventor compensation provision, or like employee compensation provision, in any jurisdiction.

INTELLECTUAL PROPERTY LICENCES

7.5(a) Details of all licences granted to or by any Group Company in respect of Intellectual Property Rights are set out in the Disclosure Letter including details of any limit as to time or right of termination affecting the use of the Intellectual Property Rights.

(b) No Group Company is in default under any licence, sub-licence or assignment granted to it in respect of any Intellectual Property Rights used by any Group Company.

LOSS OF RIGHTS

7.6 No Intellectual Property Rights owned or used by a Group Company and no licence of Intellectual Property Rights of which a Group Company has the benefit will be lost, or rendered liable to any right of termination or cessation by any third party, by virtue of the acquisition by the Purchaser of the Shares.

CONFIDENTIAL INFORMATION

7.7 Where information of a confidential nature has been developed or acquired by any Group Company for the purposes of its business in the three (3) year period prior to the date of this Agreement, such information (except insofar as it has fallen into the public domain through no fault of a Group Company) has been kept strictly confidential and has not been disclosed otherwise than subject to an obligation of confidentiality being imposed on the person to whom the information was disclosed or as required by law. The Sellers are not aware of any breach of such confidentiality obligations by any third party.

RECORDS AND SOFTWARE

7.8(a) All the accounting records and systems (including but not limited to computerised accounting systems) of the Group are recorded, stored, maintained or operated or otherwise held by a Group Company and are not wholly or partly dependent on any facilities or systems which are not under the exclusive ownership or control of a Group Company.

(b) Each Group Company is licensed to use all software reasonably necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the date of this Agreement and does not share any user rights in respect of such software with any other person.

CONTRACTUAL MATTERS

MATERIAL CONTRACTS

8.1 The Disclosure Letter lists all agreements and arrangements of the kinds described in this Warranty 8.1 to which any Group Company is a party. Except as specified in the Disclosure Letter, there is not outstanding any agreement or arrangement to which any Group Company is a party:

(a) which, by virtue of the acquisition of the Shares by the Purchaser or other performance of the terms of this Agreement, will result in:

          (i) any other party being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any right of pre-emption or other option); or

          (ii) any Group Company being in default under any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or in a liability or obligation of any Group Company being created, accelerated or increased;

(b) which will result in any Group Company or Purchaser becoming liable for any finder's fee, brokerage or other commission in connection with the acquisition of the Shares by the Purchaser;

(c)       entered into otherwise than by way of a bargain at arm's length;

(d) which requires (or confers any right to require) the allotment or issue of any shares, debentures or other securities (including options or warrants) of any Group Company now or at any time in the future;

(e) which establishes any guarantee, indemnity, suretyship, form of comfort or support (whether or not legally binding) given by any Group Company in respect of the obligations or solvency of any third party;

(f) pursuant to which any Group Company has sold or otherwise disposed of any company business or assets in circumstances such that it remains subject to any liability (whether contingent or otherwise) which is not fully provided for in its Internal Monthly Financial Statements;

(g) which, upon completion by a Group Company of its work or the performance of its other obligations under it, is likely to result in a loss for that Group Company which is not fully provided for in its Internal Monthly Financial Statements;

(h) which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement to which any Group Company is a party;

(i) which involves or is likely to involve (i) expenditure by any Group Company in excess of NLG 150,000 individually or NLG 600,000 in the aggregate or (ii) obligations or restrictions of any Group Company of an unusual or exceptional nature or magnitude and not in the ordinary and usual course of business consistent with past practices;

(j) which establishes any material agency, distributorship, marketing, consulting, purchasing, manufacturing or licensing agreement or arrangement to which any Group Company is a party;

(k) which is a currency and/or interest rate swap agreement, asset swap, future rate or forward rate agreement, interest cap, collar and/or floor agreement or other exchange or rate protection transaction or combination thereof or any option with respect to any such transaction or any other similar transaction to which any Group Company is a party;

(l) which is a recognition, procedural or other agreement between any Group Company and any recognised independent trade union;

(m) which is any other agreement or arrangement having or reasonably likely to have a material effect on the business, condition (financial or otherwise), results of operations or prospects of the Group;

(n) which is entered into between any Group Company and any of the Sellers or Guarantors or their Affiliates of; or

(o) which is a bid, tender, proposal or offer which, if accepted, would result in any Group Company becoming a party to any agreement or arrangement of a kind described in sub-paragraphs (A) to (N) above; and

DEFAULTS

8.2(a) No Group Company is in material default under any agreement to which it is a party and, to the best of the knowledge of the Sellers, there are no circumstances likely to give rise to any such default.

(b) To the best of the knowledge of the Sellers, no party with whom any Group Company has entered into any agreement or arrangement is in material default under such agreement or arrangement and there are no circumstances likely to give rise to any such default.

TRADING RELATIONSHIPS

8.3 During the twelve months preceding the date of this Agreement no significant customer of or supplier to any Group Company has ceased to deal with that Group Company or has indicated an intention to cease to deal with that Group Company, either in whole or in part, and, to the best knowledge of the Sellers, no such person is reasonably likely to cease to deal with that Group Company or deal with that Group Company on a materially smaller scale (whether as a result of the acquisition of the Shares by the Purchaser or other performance of the terms of this Agreement or for any other reason).

PRINCIPAL SUPPLIERS AND CUSTOMERS

8.4 No supplier or customer (including any person connected in any way with any such supplier or customer) accounted either for more than ten per cent. of the aggregate value of all purchases or for more than ten per cent. of the aggregate value of all sales of any Group Company for the period covered by the Internal Monthly Financial Statements.

PRINCIPAL CUSTOMERS

8.5 The Sellers have supplied to the Purchaser lists of those customers of the Purchaser who, during the 12 months ended 31 December 96 and the nine months ended 30 September 97 respectively, comprised the ten largest customers of the Company by sales value in each of those periods.

GRANTS

8.5 No Group Company has done or agreed to do anything as a result of which, and the acquisition of the Shares by the Purchaser or other performance of the terms of this Agreement is not likely to have the result that, either:

(a) any investment or other grant or allowance paid to any Group Company is or will be liable to be refunded in whole or in part; or

(b) any such grant or allowance for which application has been made by any Group Company will not be paid or will be reduced.

LITIGATION AND INVESTIGATIONS

LITIGATION

9.1(a) Except as plaintiff in the collection of debts arising in the ordinary course of business (none of which exceeds NLG 50,000 and which do not exceed NLG 150,000 in aggregate), no Group Company is a plaintiff or defendant in or otherwise a party to any litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning any Group Company or any of its assets.

(b) No governmental or official investigation or inquiry concerning any Group Company is in progress or pending.

(c) The Sellers are not aware of any circumstances which are reasonably likely to give rise to any such proceeding, investigation or inquiry as is referred to in paragraph (a) or paragraph (b).

DEFECTIVE PRODUCTS

9.2 No Group Company has manufactured, sold or supplied any product or service which is or was or is reasonably likely to become in any material respect faulty, defective or dangerous (inherently or otherwise) or which does not comply in any material respect with any warranties or representations expressly or impliedly made by any Group Company or with all applicable laws, regulations, standards and requirements in circumstances where the liability of the relevant Group Company is not fully covered by product liability insurance and will or is reasonably likely to exceed any provision or reserve for product liability claims included in the Internal Monthly Financial Statements.

DIRECTORS AND EMPLOYEES

EMPLOYEES

10.1(a) The Disclosure Letter sets out or refers to a complete and accurate list of managing directors and employees of each Group Company, including those non-active managing directors and employees receiving Disability Act ("Wet Arbeidsongeschiktheid") benefits, showing for each of them the date of birth, number of years of employment, and by reference to appropriate grades or categories, the remuneration payable and other principal benefits which the relevant Group Company is bound to provide. The basis of remuneration and other terms of employment are the same as those in force on the Last Accounting Date.

(b) There are no consultancy or management services agreements with any of the Group Companies.

(c) Except as provided for in the Internal Monthly Financial Statements, no managing director or employee has accrued any right to vacation time or compensation for vacation time that has not been consumed.

(d)       No collective labour agreements are applicable in any of the Group
          Companies.

(e) No Group Company has entered into any arrangements regarding any future variation in any contract of employment in respect of any of its directors and employees or any agreement imposing an obligation on the Group Company to increase the basis and/or rates of remuneration and/or the provision of other benefits in kind to or on behalf of any of its directors or employees at any future date.

COMPLIANCE

10.2 Each Group Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with all statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders and awards relevant to their conditions of service or to the relations between it and its employees (or former employees, as the case may be) or any recognised trade union or Works Council.

DISPUTES

10.3(a) No dispute has arisen within the last five (5) years between any Group Company and a material number or category of its employees (or any trade union or other body representing all or any of such employees) and there are no present circumstances which are likely to give rise to any such dispute.

(b) There are no enquiries or investigations affecting any Group Company pending or, to the best of the knowledge of the Sellers, threatened by the Labour Inspection Authorities ("I-SZW, Dienst voor Inspectie en Informatie").

(c) Except as specified in the Disclosure Letter, no Group Company is involved in any labour dispute.

INCENTIVE AND SAVINGS SCHEMES

10.4 Except as specified in the Disclosure Letter, no Group Company has in existence (or is proposing or committed to introduce) any share incentive scheme, share option scheme or profit sharing, bonus, commission or other incentive or savings scheme for all or any of its members of the Management Board or employees. The Disclosure Letter accurately states all amounts payable under any such scheme at the date hereof.

PAYMENTS ON TERMINATION

10.5 Except to the extent (if any) to which provision or allowance has been made in the Internal Monthly Financial Statements of each Group Company:

(a) no liability has been incurred by any Group Company for breach of any contract of employment or for services or redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination of any contract of employment or for services, whether under the Dutch Civil Code or otherwise other than a payment by the Company to J.J.M Linssen in relation to pension back service obligations, not exceeding NLG135,000 in aggregate; and

(b) no gratuitous payment has been made or benefit given (or promised to be made or given) by any Group Company in connection with the actual or proposed termination or suspension of employment, or variation of any contract of employment, of any present or former director or employee of any Group Company.

EFFECT OF SALE

10.6 To the best knowledge of the Sellers, no officer of any Group Company intends to resign as a result of the acquisition of the Shares by the Purchaser or other performance of the terms of this Agreement.

REDUNDANCY SCHEMES

10.7 Except as specified in the Disclosure Letter, no Group Company has in existence (or is proposing or committed to introduce) redundancy scheme for all or any of its members of the Management Board or employees. The Disclosure Letter accurately states all amounts payable under any such scheme at the date hereof.

INSOLVENCY ETC.

11.1 No Group Company is or has been involved in proceedings for its winding-up, liquidation, moratorium or debt relief or for the appointment of a receiver, administrator or liquidator, and no order or resolution has been made, petition presented or meeting convened for the purpose of considering a resolution to such effect. No petition has been presented for an administration order to be made in relation to any Group Company, and no receiver (curator) or administrative receiver (bewindvoerder) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of any Group Company.

11.2 No composition in satisfaction of the debts of any Group Company, or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

11.3 No distress, distraint, charging order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of any Group Company.

11.4 No Group Company has been party to a transaction pursuant to or as a result of which an asset owned, purportedly owned or otherwise held by any Group Company is liable to be transferred or retransferred to another person or which gives or may give rise to any right of compensation or other payment in favour of another person.

11.5 All charges in favour of any Group Company required to be registered in accordance with the applicable legislation have been so registered or comply with all necessary formalities as to registration or otherwise in any foreign jurisdiction.

11.6 No events or circumstances analogous to any of those referred to in Warranties 11.1 to 11.6 have occurred in any jurisdiction outside the Netherlands.

11.7 To the best knowledge of the Sellers, no circumstances exist which are likely to give rise to the occurrence of any events or circumstances described in Warranties 11.1 to 11.6 if the Warranties were to be repeated at any time on or before Completion.

12.       BREACH OF COVENANT

(a) No Group Company is in breach of any covenant, restriction, stipulation or other obligation affecting any of the Properties, or the employment or health or safety of staff at, or conduct of the business of any Group Company upon, the Properties, nor has any breach been committed by any person in occupation of or deriving title under any Group Company to any of the Properties for which any Group Company may be actually or contingently liable.

(b) There is no reason why any of such covenants, restrictions, stipulations and other obligations should not continue to be complied with.

                           PART B: PROPERTY WARRANTIES

1.        GENERAL

(a) The Properties comprise all the land and buildings owned, occupied or used by any Group Company or in which any Group Company has any rights or interest.

2.        POSSESSION

(a) Save as mentioned in the Disclosure Letter, there are no leases, underleases, tenancies or licences affecting any of the Properties nor is there any agreement to grant the same.

(b) A Group Company is in possession of the whole of the Properties, none of which is vacant.

3.        TITLE

(a) The Group has a good and marketable title to each of the Properties and all relevant deeds and documents are in its possession or under its control (except for those Properties subject to the mortgages or charges referred to in the Disclosure Letter, in which case they are held by the first mortgagees or chargees therein mentioned).

4.        ADVERSE INTERESTS

The Properties are free from any:

(a) security interest, option, right of pre-emption or matter registrable or registered as a local land charge;

(b) material exception, reservation, right, privilege, covenant, restriction or encumbrance (including any arising under statute or any statutory power);

(c) right of occupation or enjoyment by any third party or the public, nor is any such right being acquired;

and there is no agreement to create any of the foregoing.

5.        EASEMENTS ETC.

(a) The Properties have the benefit of all rights of way and for drainage and the supply of services required for their present use and for any use for which they have been valued in the Last Accounts.

(b) All such rights and all rights of light, air and support are unconditional and perpetual and are enjoyed as of right.

6.        OUTGOINGS

The Properties are not subject to the payment of any outgoings other than the usual rates and taxes and, in the case of leaseholds, rent.

7.        FIXTURES AND FITTINGS

All fixtures, fittings, plant and equipment at the Properties are the absolute property of the Group free from any encumbrance or security interest.

8.        DISPUTES

There are no current, contingent or, to the best knowledge of the Sellers, anticipated notices, actions, disputes, complaints, liabilities, claims or demands relating to or in respect of the Properties or their use, nor, to the best knowledge of the Sellers, are there any circumstances rendering any of the foregoing reasonably likely.

9.        PLANNING MATTERS

(a) The Properties and all uses of and developments on the Properties comply in all material respects with all town and country planning legislation and any legislation intended to control or regulate the construction, demolition, alternation or use of land or buildings or to preserve or protect the national heritage and any orders, regulations, consents or permissions made or granted under any of the same ("PLANNING LEGISLATION").

(b) No planning permission in respect of any of the Properties is for a limited period or personal, and there are no other unusual or onerous planning conditions.

(c) All amounts required to be paid by each Group Company to the Municipality of Echt other than disputed amounts not exceeding 10,000 NLG in aggregate have been paid in full.

10.       COSTS

No Group Company is for any reason anticipating the expenditure of any material sum of money in respect of any of the Properties.

11.       COMPULSORY ACQUISITION

There is no resolution or proposal for the compulsory acquisition of the Properties or any means of access thereto or egress therefrom.

12.       BREACH OF COVENANT

No Group Company is in material breach of any covenant, restriction, stipulation or other obligation affecting any of the Properties, or the employment or health or safety of staff at, or conduct of the business of any Group Company upon, the Properties.

13.       CONTINGENT LIABILITIES

No Group Company is actually or contingently liable as an original contracting party to, or as guarantor of any party to, or otherwise contractually liable in respect of, any lease or leasehold property or licence connected therewith other than the leases of the Properties referred to in the Disclosure Letter.

14.       STATE OF PROPERTIES

The buildings and other structures on the Properties are in good and substantial repair and fit for the purposes for which they are presently used.

15.       LEASEHOLD PROPERTIES

15.1      In relation to such of the Properties as are leasehold:-

          (a) all material covenants, conditions and agreements contained in the relevant leases, on the part of the landlord and the tenant, have been complied with;

          (b) there has been no complaint alleging any breach or any refusal to accept rent;

          (c) none of the leases, other than leases at a full rack rent, contains any provision for forfeiture on insolvency or liquidation or any prohibition against or requirement to obtain landlord's consent for charging or assignment;

          (d) none of the leases requires the tenant to offer to surrender the same before or as a pre-condition of an assignment or under-letting or contains requirements to be satisfied on a change of ownership of the share capital or control of the tenant;

          (e) the title of the landlord to grant the relevant lease and all superior titles have been investigated on behalf of the Group and found to be satisfactory, and any consents required for the granting of the lease were duly obtained.

15.2 In respect of such of the Properties as are let or occupied otherwise than by the Group:-

          (a) the tenants or other occupants have complied in all material respects with the terms of their occupancy and no Group Company has had any cause to complain of breach;

          (b) no tenant or other person in occupation has commuted any rent or other payment or made any improvements which could give rise to a claim for compensation or which will be disregarded on a rent review or on fixing a new rent on a renewal of the tenancy;

          (c) all necessary consents have been duly obtained and registrations made with the landlord and any superior landlords;

          (d)       no surety has been released, expressly or by implication;

          (e) no collateral assurances, side letters, undertakings or concessions have been made or given by or to any party to any such lease, tenancy, licence or agreement;

          (f) there are no provisions which entitle the tenant or licensee to compensation on quitting.

                           PART C: PENSION WARRANTIES

1. Except under the Pension Scheme, no Group Company is or has been a party to any occupational pension scheme or any scheme, agreement, arrangement or understanding (whether contractual or otherwise) for the provision or funding of any relevant benefits for any past or present officer or employee, or for any dependant of any such person, under or in connection with which the Company has or may have any liability (actual or contingent, present or future).

2.        MPS B.V. is the principal employer for the purposes of the Pension
Scheme.

3. MPS B.V. is a participating employer in the Pension Scheme and there are no, and never have been any, participating employers in the Pension Scheme other than MPS B.V..

4. No Group Company has any liability (including any liability connected with the making of transfer payments by the Pension Scheme) to any person who is not a member of the Pension Scheme in respect of or connected with the membership or former membership or future membership of the Pension Scheme of any person.

5.        Except as may be disclosed in the Disclosure Letter:

(a) no agreements, undertakings or assurances have been given to all or any of the past, present or future officers or employees of any Group Company or any other person as to the continuance, introduction, increase or improvement of any retirement, death or disability benefits (whether or not there is any legal obligation to do so); and

(b) no power or discretion has been exercised under the Pension Scheme to augment benefits or to provide in respect of any past or present officer or employee of any Group Company or beneficiary of the Pension Scheme a benefit which would not otherwise have been augmented or provided under the Pension Scheme in respect of such officer, employee or beneficiary.

6. The benefits referred to in all booklets published and announcements made to employees concerning the Pension Scheme have been incorporated in the terms of the deeds governing the Pension Scheme and are contained in the Disclosure Letter. There is nothing in any booklet or announcement issued or made available generally which is inconsistent with, or constitutes, envisages or requires an augmentation under the terms of, the deeds governing the Pension Scheme.

7. The records and books of the Pension Scheme are under the control of MPS B.V. and the trustees of the Pension Scheme, are complete and up to date and have been maintained in accordance with best practice.

8. All benefits (other than a refund of contributions with interest where appropriate) payable under the Pension Scheme on the death of a member or beneficiary while in an employment to which the Pension Scheme relates or during a period of sickness or disability of a member or beneficiary are fully insured under a policy effected in the name of the trustees of the Pension Scheme with an insurance company of good repute and each member and beneficiary has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health; neither the trustees of the Pension Scheme nor any other person has done or omitted to do anything which has or might render any such policies of insurance void or voidable.

9. As at the close of business on the date (the "Valuation Date") on which this warranty is given or deemed to be given, the aggregate value of the assets of the Pension Scheme are greater than the aggregate value of the liabilities (whether immediate, prospective or contingent) of the Pension Scheme calculated by reference to the actuarial bases and assumptions used in the latest actuarial valuation disclosed to the Purchaser:

(a) when calculating the value of the assets of the Pension Scheme no account shall be taken of any contributions payable to the Pension Scheme after the Valuation Date or of any liabilities of the Vendor or any of the Group Companies to the Pension Scheme or its trustees;

(b) when calculating the liability for any benefits no account shall be taken of benefits in respect of pensionable service after the Valuation Date but allowance shall be made for projected future increases in earnings up to normal retirement date under the Pension Scheme or earlier cessation of pensionable service and increases (whether payable pursuant to a legal obligation or not) to pensions in payment or in deferment;

(c) the Normal Retirement Date under the Pension Scheme shall be deemed to be age 60, 62 or 65 for both males and females; and

(d) any improvements to the benefits under the Pension Scheme which have been promised or announced or are otherwise proposed shall be deemed to have been duly effected under the Pension Scheme and to have come into force before the date of this Agreement.

10. All information which has been made available to the Purchaser or its agents or advisers before the date of this Agreement concerning the Pension Scheme is true, complete and fairly presented.

11.(a) No employee or former employee of the Company has been excluded from, or has had benefits limited under, the Pension Scheme whether directly or indirectly on grounds of sex or because of part-time employment; and

(b)       the Pension Scheme has, at all time, complied with the requirements of
          Article 119 of the Treaty of Rome.

                                   SCHEDULE 4

                             EXCLUDED CAPITAL LEASES



o Agreement between MPS B.V. and Schmoll Maschinen GmbH to obtain drilling machinery.

o         Agreement between MPS B.V. and Atotech for a panelplater machine
          (November 1996)

o Agreement between MPS B.V. and ATG for a "Leiterplattenster" machine (August 1997)

o Agreement between MPS B.V. and Orbotech S.A. for an automatel optical inoperation system (July 1997)

                                   SCHEDULE 5

                      WARRANTIES NOT SUBJECT TO DISCLOSURE




Part A                2.1 (d), (e), (f) and (i)

                      2.3

                      2.4

                      3.3 (b)(i), (ii), (iii), (v), (vii) and (ix)

                      4.2 (d)

                      6.3

                      8.1 (a), (b) and (n)

SIGNED by                            )
for and on behalf of                 )
MOMMERS BELEGGINGEN ECHT B.V.        )



SIGNED by                            )
for and on behalf of                 )
K.MOMMERS BEHEER B.V.                )



SIGNED by                            )
for and on behalf of                 )
BEHEERMAATSCHAPPIJ                   )
MOMMERS PRINT SERVICE HOLDING N.V.   )


SIGNED by                            )
for and on behalf of                 )
VIASYSTEMS GROUP B.V.                )


SIGNED by                            )
for and on behalf of                 )
VIASYSTEMS GROUP LIMITED             )


SIGNED by                            )      Approved for the purposes of
KAREL JOSEPH MARIE MOMMERS           )      Article 1:88 of the Dutch civil
in the presence of:                  )      code by the spouse of Karel Joseph
                                            Marie Mommers

                                            ..................................

Witness name:

Witness occupation:

Witness address:

Witness signature: ...................


 ......................................

 ......................................

 ......................................

(Guarantee confirmation)

SIGNED by                            )    Approved for the purposes of
PETRONELLA ELIZABETH JOSEPHINA       )    Article 1:88 of the Dutch civil
MOMMERS - LINSENN                    )    code by the spouse of Petronella
in the presence of:                  )    Elizabeth Josephina Mommers-Linsenn

                                          ..................................

Witness name:

Witness occupation:

Witness address:

Witness signature: ...................


 ......................................

 ......................................

 ......................................

(Guarantee confirmation)